Exhibit 4.10

Date  19 March 2008

CAPITAL PRODUCT PARTNERS L.P.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Swap Bank

- and -

HSH NORDBANK AG
as Bookrunner

- and -

HSH NORDBANK AG
as Mandated Lead Arranger,
Facility Agent and Security Trustee

- and -

DnB NOR BANK ASA
as Co-Arranger

__________________________________

LOAN AGREEMENT
__________________________________

relating to revolving credit and term loan facilities not
exceeding US$350,000,000 in aggregate to initially
part-finance the acquisition cost of four tanker vessels and further part-finance the acquisition cost of certain additional vessels

WATSON, FARLEY & WILLIAMS
Piraeus

THIS LOAN AGREEMENT is made on 19 March 2008

BETWEEN:

(1)
CAPITAL PRODUCT PARTNERS L.P. being a limited partnership formed in the Republic of the Marshall Islands whose registered office is at Trust Company House, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands as Borrower.

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders.

(3)	HSH NORDBANK AG as Swap Bank.

(4)	HSH NORDBANK AG as Bookrunner.

(5)	HSH NORDBANK AG as Mandated Lead Arranger, Facility Agent and Security Trustee.

(6)	DnB NOR BANK ASA, London as Co-Arranger.

WHEREAS

(A)	The Lenders have agreed to make available to the Borrower a revolving credit facility (initially divided into 3 tranches) of up to US$350,000,000 for the purpose of:

(i)
in the case of Tranche A (being in an amount of up to US$57,500,000), to refinance part of the cost of acquiring the issued share capital of the Existing Owners of the 2001-built Suezmax tanker “AMORE MIO II” and the 2005-built chemical tanker “ARISTOFANIS”;

(ii)
in the case of Tranche B (being in an amount of up to US$52,500,000), to refinance part of the cost of acquiring the issued share capital of the Existing Owners of the 2006-built medium range product tankers “ARISTIDIS” and “ALKIVIADIS”; and

(iii)
in the case of Tranche C (being in an amount of up to US$240,000,000), to part-finance or refinance the acquisition cost of certain Additional Ships or to part-finance or refinance the cost of acquiring the issued share capital of an Additional Ship Owner.

Subject to the terms and conditions of this Agreement all amounts outstanding under the revolving credit facility on the Termination Date shall on that date be converted into a term loan facility which shall be repaid over a period of 5 years (or, through the operation of Clause 4.9, 2 years) in accordance with the terms of this Agreement.

(B)
To the extent initially borrowed for the purposes referred to in Recital (A) and prepaid, the Borrower shall be entitled to reborrow the prepaid amounts for the purpose referred to in paragraph (iii) of Recital (A) or in order to provide the Borrower with additional liquidity for its general working capital and corporate purposes

(C)	The Swap Bank has agreed to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower’s exposure under this Agreement to interest rate fluctuations.

(D)
The Lenders and the Swap Bank have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement with the obligations of the Borrower to the Swap Bank being subordinated to those of the Borrower to the Lenders.

Index

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Accounting Information”  means the annual audited consolidated accounts to be provided by the Borrower to the Facility Agent in accordance with Clause 11.6(a)(i) of this Agreement or the quarterly unaudited management accounts of the Borrower to be provided by the Borrower to the Facility Agent in accordance with Clause 11.6(b)(i) of this Agreement (as the context may require);

“Additional Advance”  means each Advance which is to be used in refinancing or financing on delivery part of the purchase price of an Additional Ship or in financing or refinancing part of the cost of acquiring the issued share capital of an Additional Ship Owner and which is to be made available in accordance with and pursuant to Clauses 2.1 and 4.2(c);

“Additional Ship”  means any ship which is, or is to be, purchased by an Additional Ship Owner, each of which (unless all of the Lenders acting in their absolute discretion agree otherwise) must satisfy all the Additional Ship Requirements;

“Additional Ship MOA”  means, in relation to an Additional Ship, a memorandum of agreement or a shipbuilding contract to be made between the Additional Ship Seller of that Additional Ship and the Additional Ship Owner which is the buyer thereof on terms and conditions acceptable to the Lenders and, in the plural, mean all of them;

“Additional Ship Owner”  means a company which is or will be a direct or indirect wholly-owned subsidiary of the Borrower incorporated in a jurisdiction acceptable to the Lenders (in their absolute discretion) which shall be the owner of an Additional Ship and, in the plural, means all of them;

“Additional Ship Requirements”  means, in relation to any Ship which is, or is to be, purchased by an Additional Ship Owner, a ship which satisfies the following requirements:

(a)	it is a tanker built in or after 2002;

(b)	it maintains the highest class with an Approved Classification Society free of any overdue recommendations and conditions;

(c)	it is to be registered on an Approved Flag;

“Additional Ship Seller”  means, in relation to an Additional Ship, the seller of such Additional Ship and, in the plural, means all of them;

“Adrian”  means Adrian Shipholding Inc., a corporation incorporated and existing under the laws of the Republic of Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands;

“Advance”  means the principal amount of each borrowing by the Borrower under this Agreement;

“Affected Lender”  has the meaning given in Clause 5.5;

“Agency and Trust Agreement”  means the agency and trust agreement executed or to be executed between the Borrower, the Lenders, the Swap Bank and the Security Trustee in such form as the Lenders may approve or require;

Index

“ALKIVIADIS”  means the 2006-built medium range product tanker of approximately 37,000 deadweight tons registered in the ownership of Adrian under the Marshall Islands flag with the name “ALKIVIADIS”;

“AMORE MIO II”  means the 2001-built Suezmax tanker of approximately 160,000 deadweight tons registered in the ownership of Baymont under the Liberian flag with the name “AMORE MIO II”;

“Approved Broker”  means each of H. Clarksons & Company Limited, RS Platou, Galbraith’s Limited, E.A. Gibson Shipbrokers and Barry Rogliano Salles and in the plural means all of them;

“Approved Classification Society”  means any of the following:

(a)	American Bureau of Shipping;

(b)	Bureau Veritas;

(c)	Det Norske Veritas;

(d)	Germanischer Lloyd;

(e)	Korean Register of Shipping;

(f)	Lloyd’s Register of Shipping;

(g)	Nippon Kaiji Kyokai;

(h)	Registro Italiano Navale; and

in the case of “ARISTOFANIS” only, China Classification Society;

“Approved Flag”  means the Liberian or Marshall Islands or Bahamas or Greek or Malta flag or such flag as the Facility Agent may, with the authorisation of all the Lenders, approve as the flag on which a Ship shall be registered, such approval not to be unreasonably withheld;

“Approved Flag State”  means any country in which the Facility Agent may with the authorisation of all the Lenders, approve that a Ship be registered, such approval not to be unreasonably withheld;

“Approved Manager”  means, in relation to a Ship, Capital Ship Management Corp., a company incorporated in Panama having its registered office at Hong Kong Bank Building, 6th floor, Samuel Lewis Avenue, Panama, Republic of Panama, or any other company which the Lenders may approve (such approval not to be unreasonably withheld) from time to time as the commercial, technical and/or operational manager of that Ship;

“Approved Manager’s Undertaking”  means, in relation to each Ship, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in the terms required by the Security Trustee agreeing certain matters in relation to the Approved Manager serving as the manager of the Ship and subordinating the rights of the Approved Manager against such Ship and the Owner thereof to the rights of the Creditor Parties under the Finance Documents, in such form as the Security Trustee, with the authorisation of the Majority Lenders, may reasonably approve or require and in the plural means all of them;

Index

“ARISTIDIS”  means the 2006-built medium range product tanker of approximately 37,000 deadweight tons registered in the ownership of Atlantas under the Marshall Islands flag with the name “ARISTIDIS”;

“ARISTOFANIS”  means the 2005-built chemical tanker of approximately 12,000 deadweight tons registered in the ownership of Forbes under the Liberian flag with the name “ARISTOFANIS”;

“Atlantas”  means Atlantas Shipping Company, a corporation incorporated and existing  under the law of the Republic of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands;

“Availability Period”  means the period commencing on the date of this Agreement and ending on:

(a)	30 March 2013 (as such date may be extended in accordance with Clause 4.9), or such later date as the Facility Agent may, with the authorisation of all the Lenders, agree with the Borrower; or

(b)	if earlier, the date on which the Total Commitments are cancelled or terminated;

“Balloon Instalment”  has the meaning given to that term in Clause 8.2(b);

“Bareboat Charter Security Agreement”  means, in relation to any Ship which is subject to a bareboat charter (other than any bareboat charter to which BP is a party) (which charter may be entered into by the relevant Owner in accordance with Clause 14.17), an agreement or agreements whereby the Security Trustee receives an assignment of the rights of the relevant Owner under the bareboat charter and certain undertakings from that Owner and the relevant charterer and, if so agreed by the Security Trustee (acting with the authorisation of the Lenders), agrees to give certain undertakings to that charterer, in each case, in such form as the Majority Lenders may reasonably approve or require and, in the plural, means all of them;

“Baymont” means Baymont Enterprises Incorporated, a corporation incorporated and exising under the laws of the Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia

“Borrower”  means Capital Product Partners L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands and having its registered office at Trust Company House, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands;

“BP”  means BP Shipping Limited, a company incorporated in England whose registered office is at Chartsey Road, Sunbury Upon Thames, Middlesex TW16 7BP, United Kingdom;

“Business Day”  means a day on which banks are open in London, Hamburg, Athens and Piraeus and in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“Charterparty”  means any bareboat charterparty or any time charterparty in respect of a Ship of a duration (or capable of being or exceeding a duration) of 11 months or more, made on terms and with a charterer acceptable in all respects to the Lenders, such acceptance not to be unreasonably withheld;

Index

“Charterparty Assignment”  means, in relation to:

(a)
a Ship (at all times during the term of the Existing Charter relative thereto), an assignment of the rights of the Owner of that Ship under the Existing Charter relative to that Ship executed or to be executed by the relevant Owner in favour of the Security Trustee; and

(b)
each Ship (in the case of AMORE MIO II and ARISTOFANIS, after the expiry of the Existing Charter relative thereto), an assignment of the rights of the relevant Owner under any Charterparty in respect of such Ship with a duration of at least 11 consecutive months executed or to be executed by the relevant Owner in favour of the Security Trustee, in each case, in such form as the Lenders may approve or require and, in the plural, means all of them;

“Closing Date”  means a Business Day falling no later than 30 March 2008;

“Co-Arranger”  means DnB NOR Bank ASA, London, acting through its office at 20 St Dunstan’s Hill, London EC3R 8HY, England;

“Commitment”  means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Compliance Certificate”  means a certificate in the form set out in Schedule 6 (or in any other form which the Facility Agent, acting with the authorisation of all the Lenders, approves or requires);

“Confirmation”  and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement;

“Contractual Currency”  has the meaning given in Clause 21.5;

“Contribution”  means, in relation to a Lender, the part of the Loan which is owing to that Lender;

“Creditor Party”  means the Facility Agent, the Security Trustee, the Mandated Lead Arranger, the Swap Bank or any Lender, whether as at the date of this Agreement or at any later time;

“Deed of Covenant” means, in relation to a Ship registered or to be registered under Bahamas or Malta flag, a deed of covenant collateral to the Mortgage of that Ship creating charges over the Ship, executed or to be executed by the Owner of that Ship in favour of the Security Trustee, in such form as the Lenders may approve or require, and in the plural means all of them;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrower pursuant to the Master Agreement with the Swap Bank which, at the time the Transaction is entered into, is also a Lender;

(b)
its purpose is the hedging of the Borrower’s exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date; and

Index

(c)
it is designated by the Borrower, by delivery by the Borrower to the Facility Agent of a notice of designation in the form set out in Schedule 5, as a Designated Transaction for the purposes of the Finance Documents;

“Distribution Declaration Date” means, in respect of each quarterly period during each Financial Year, a date (being a Business Day) falling no later than 60 days after the end of the relevant preceding financial quarter;

“Dollars” and “$”  means the lawful currency for the time being of the United States of America;

“Drawdown Date”  means, in relation to an Advance, the date requested by the Borrower for the Advance to be made, or (as the context requires) the date on which the Advance is actually made;

“Drawdown Notice”  means a notice in the form set out in Schedule 2 (or in any other form which the Facility Agent, acting with the authorisation of all the Lenders, approves or reasonably requires);

“Earnings”  means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner owning the Ship or the Security Trustee and which arise out of the use or operation of the Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Owner owning the Ship or the Security Trustee in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Account”  means, with respect to an Owner, an account in the name of that Owner with the Facility Agent in Hamburg which is designated by the Facility Agent in writing as the Earnings Account with respect to that Owner for the purposes of this Agreement and in the plural means all of them;

“Earnings Account Pledge”  means, in relation to an Earnings Account, a deed of pledge of that Earnings Account, in such form as the Lender may approve or require, and in the plural means all of them;

“EBITDA”  means, in respect of the relevant period, the aggregate amount of consolidated or combined pre-tax profits of the Group before extraordinary or exceptional items, depreciation, interest, repayment of principal in respect of any loan, rentals under finance leases and similar charges payable;

“Environmental Claim”  means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

Index

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident”  means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship or an Owner and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where an Owner and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law”  means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material”  means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default”  means any of the events or circumstances described in Clause 19.1;

“Existing Charter”  means, in relation to:

(a)	“AMORE MIO II”, a time charter in respect of that Ship dated 12 September 2007 and made between Baymont and BP; and

(b)	“ARISTOFANIS”, a time charter in respect of that Ship dated 23 June 2005 and made between Forbes and Shell;

“Existing Owners”  means each of:

(a)           Adrian Shipholding Inc. (“Adrian”);

(b)           Atlantas Shipping Company (“Atlantas”);

(c)           Baymont Enterprises Incorporated (“Baymont”); and

(d)           Forbes Maritime Co. (“Forbes”),

each a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company House, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands or, in the case of Baymont, under the laws of Liberia, whose registered office is at 80 Broad Street, Monrovia, and, in the singular, means one of them;

Index

“Existing Ships”  means, together, “AMORE MIO II”, “ARISTOFANIS”, “ARISTIDIS” and “ALKIVIADIS” and in the singular means any of them;

“Fee Letter” means a letter issued or to be issued by the Borrower to the Facility Agent in which the Borrower agrees to pay certain fees to the Facility Agent in connection with this Agreement;

“Finance Documents”  means:

(a)	this Agreement;

(b)	the Master Agreement;

(c)	the Agency and Trust Agreement;

(d)	the Guarantees;

(e)	the Master Agreement Assignment;

(f)	the General Assignments;

(g)	the Mortgages;

(h)	the Deeds of Covenant;

(i)	the Earnings Account Pledges;

(j)	the Retention Account Pledge;

(k)	the Swap Account Pledge;

(l)	the Management Agreement Assignments;

(m)	any Charterparty Assignments;

(n)	any Bareboat Charter Security Agreements;

(o)	the Approved Manager’s Undertakings; and

(p)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, an Owner or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the documents referred to in this definition;

“Final Maturity Date”  means 30 March 2018;

“Financial Indebtedness”  means, in relation to a person (the “debtor”),  a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

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(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

“Fleet Vessels”  means all of the vessels (including, but not limited to, the Ships) from time to time wholly owned by members of the Group (each a “Fleet Vessel”);

“Forbes” means Forbes Maritime Co., a corporation incorporated and existing under the laws of the Republic of the Marshaall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands.

“General Assignment”  means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation, in such form as the Lenders may approve or require and in the plural means all of them;

“Group”  means the Borrower and its subsidiaries (whether direct or indirect and including, but not limited to, each Owner) from time to time during the Security Period  and “member of the Group” shall be construed accordingly;

“Guarantee”  means, in relation to an Owner, the guarantee to be given by that Owner in favour of the Security Trustee, guaranteeing the obligations of the Borrower under this Agreement and the other Finance Documents, in such form as the Lenders may approve or require and in the plural means all of them;

“Initial Borrowing Date”  means the first Drawdown Date under this Agreement;

“Insurances”  means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of such Ship in any protection and indemnity or war risks association, which are effected in respect of such Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Period”  means a period determined in accordance with Clause 6;

“ISM Code”  means, in relation to its application to each Owner, its Ship and its operation:

(a)
‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

Index

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing  the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organisations pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation”  includes:

(a)	the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to the Ships or either or them within the periods specified by the ISM Code; and

(b)	all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Facility Agent may require; and

(c)	any other documents which are prepared or which are otherwise relevant to establish and maintain the Ships’ or the Owners’ compliance with the ISM Code which the Facility Agent may require;

“ISM SMS”  means the safety management system for each Ship which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code”  means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924 (22) of the International Maritime Organisation (“IMO”) adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) to take effect on 1 July 2004;

“ISSC”  means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Lender”  means, subject to Clause 26.6:

(a)
a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Borrower under Clause 26.14) unless it has delivered a Transfer Certificate or Certificates covering the entire amounts of its Commitment and its Contribution; and

(b)	the holder for the time being of a Transfer Certificate;

“LIBOR”  means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on the appropriate page of the Reuters Monitor Money Rates Service at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars; or

(b)
if no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service, the rate per annum determined by the Facility Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Facility Agent by each Lender as the rate at which deposits in Dollars are offered to that Lender by leading banks in the London Interbank Market at that Lender’s request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

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“Liquid Assets”  means, at any relevant time hereunder, the aggregate of:

(a)	cash in hand or held with banks or other financial institutions of the Borrower and/or any other member of the Group in Dollars or another currency freely convertible into Dollars,;

(b)
the market value of transferable certificates of deposit in a freely convertible currency acceptable to the Lenders (being for the purposes of this Agreement, Dollars, Japanese Yen, Swiss Francs, Euros or Sterling) issued by a prime international bank; and

(c)
the market value of equity securities (if and to the extent that the Facility Agent is satisfied that such equity securities are readily saleable for cash and that there is a ready market therefor) and investment grade debt securities which are publicly traded on a major stock exchange or investment market (valued at market value as at any applicable date of determination);

in each case owned by the Borrower or any other member of the Group where:

(i)	the market value of any asset specified in paragraph (b) and (c) shall be the bid price quoted for it on the relevant calculation date by the Facility Agent: and

(ii)
the amount or value of any asset denominated in a currency other than Dollars shall be converted into Dollars using the Facility Agent’s spot rate for the purchase of Dollars with that currency on the relevant calculation date.

“Loan”  means the principal amount of the Advances for the time being outstanding under this Agreement;

“Major Casualty”  means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $750,000 or the equivalent in any other currency;

“Majority Lenders”  means:

(a)	at any time when no Advances are outstanding, Lenders whose Commitments total 66 2/3 per cent. of the Total Commitments; and

(b)	at any other time, Lenders whose Contributions total 66 2/3 per cent. of the Loan;

“Management Agreement”  means, in relation to each Ship, an agreement made or to be made between (i) the Owner of that Ship and (ii) the Approved Manager in respect of the commercial and technical management of the Ship to be in form and substance in all respects reasonably acceptable to the Lenders and, in the plural, means both of them;

“Management Agreement Assignment”  means, in relation to each Management Agreement, the first priority assignment of the rights and interests of the relevant Owner under that Management Agreement in such form as the Lenders may approve or require and, in the plural, means all of them;

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“Mandated Lead Arranger”  means HSH Nordbank AG, acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany;

“Mandatory Cost Rate”  means, in relation to the Loan, the cost calculated as a percentage rate per annum incurred by a Lender as a result of compliance with any applicable regulatory or central bank requirements, including any reserve costs imposed by the European Central Bank or the European System of Central Banks;

“Margin”  means, subject to Clause 5.14, 1.10 per cent. per annum;

“Market Value”  means, in respect of each Ship and each Fleet Vessel, the market value thereof determined from time to time in accordance with Clause 15.4;

“Master Agreement” means a master agreement (on the 1992 or, as the case may be, 2002 ISDA (Multicurrency - Crossborder) form) made between the Borrower and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;

“Master Agreement Assignment” means the assignment of the Master Agreement in such form as the Lenders may approve or require;

“Mortgage”  means, in relation to a Ship, the first preferred or, as the case may be, priority ship mortgage on the Ship under the relevant Approved Flag executed by the Owner of that Ship in favour of the Security Trustee, in such form as the Lenders may approve or require;

“Negotiation Period”  has the meaning given in Clause 5.8;

“Net Interest Expenses”  means, in respect of the relevant period:

(a)
the aggregate of all interest payable by any member of the Group on any Financial Indebtedness (excluding any amounts owing by one member of the Group to another member of the Group) and any net amounts payable under interest rate hedge agreements, less

(b)	the aggregate of all interest received by any member of the Group arising from any Liquid Assets and any net amounts received by any member of the Group under interest rate hedge agreements;

“Notifying Lender”  has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;

“Owner”  means:

(a)	in relation to each Existing Ship, the Existing Owner thereof; and

(b)	in relation to each Additional Ship, the Additional Ship Owner thereof;

“Partnership Agreement”  means the first amended and restated agreement of limited partnership in respect of the Borrower made between Capital GP L.L.C., a Marshall Islands limited liability company, as general partner, and Capital Maritime and Trading Corp., a Marshall Islands corporation, as organisational limited partner;

“Payment Currency”  has the meaning given in Clause 21.5;

“Permitted Security Interests”  means:

(a)	Security Interests created by the Finance Documents;

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(b)	liens for unpaid crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 45 days overdue (unless the overdue amount is being contested by the relevant Owner in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(e);

(f)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Borrower is prosecuting or defending such action in good faith by appropriate steps; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment other than taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

“Potential Event of Default”  means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Relevant Distribution Declaration Date”  has the meaning given in Clause 8.2(a);

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“Relevant Person”  has the meaning given in Clause 19.9;

“Repayment Date”  means a date on which a repayment is required to be made under Clause 8;

“Repayment Instalment”  has the meaning given to that item in Clause 8.2(b);

“Requisition Compensation”  includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Retention Account” means an account in the name of the Borrower with the Facility Agent in Hamburg designated “Capital Product Partners L.P. - Retention Account” which is designated by the Facility Agent in writing as the Retention Account for the purposes of this Agreement and to which transfers are only to be made in the circumstances referred to in Clause 8.2(a);

“Retention Account Pledge” means a pledge agreement creating security in favour of the Security Trustee in respect of the Retention Account in such form as the Lenders may approve or require;

“Revolving Facility”  means the aggregate principal amount of up to $350,000,000 which may be drawn by the Borrower in accordance with the terms and conditions of this Agreement or, as the context may require, the aggregate principal amount of the Advances outstanding under this Agreement at any time prior to the conversion of the Revolving Facility into the Term Loan pursuant to Clause 8.1;

“Secured Liabilities”  means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgment relating to the Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Cover Ratio”  means the ratio which is determined at any time by comparing the aggregate Market Value of the Ships subject to a Mortgage at the relevant time against the Loan;

“Security Interest”  means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the vessel concerned has been arrested or a writ has been issued or similar step taken; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party”  means each of the Owners and any other person (except a Creditor Party and any charterer of any Ship) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the final paragraph of the definition of “Finance Documents”;

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“Security Period”  means the period commencing on the date of this Agreement and ending on the date on which the Facility Agent notifies the Borrower, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	neither the Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 below or any other provision of this Agreement or another Finance Document; and

(d)
the Facility Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee”  means HSH Nordbank AG or any successor of it appointed under clause 5 of the Agency and Trust Agreement;

“Shell”  means Shell International Trading & Shipping Ltd., acting through its office in London or any wholly owned subsidiary of Royal Dutch Shell plc.;

“Ships”  means, together, the Existing Ships and the Additional Ships, and in the singular means any of them;

“Swap Account”  means an account in the name of the Borrower with the Facility Agent in Hamburg designated “Capital Product Partners L.P. - Swap Account”, which is designated by the Facility Agent as the Swap Account for the purposes of this Agreement;

“Swap Account Pledge”  means a pledge agreement creating security in favour of the Security Trustee in respect of the Swap Account in such form as the Lenders may approve or require;

“Swap Bank”  means HSH Nordbank AG acting through its office at Martensdamm 6, D-24103 Kiel, Germany;

“Swap Exposure” means, as at any relevant date, the amount certified by the Swap Bank to the Facility Agent to be the aggregate net amount in Dollars which would be payable by the Borrower to the Swap Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Bank;

“Term Loan”  means, on the Termination Date, the aggregate principal amount of all the Advances (following the conversion of the Revolving Facility to the Term Loan pursuant to Clause 8.1) and, at all times thereafter, the Loan for the time being outstanding under this Agreement;

“Termination Date”  means 30 March 2013 (as such date may be extended pursuant to Clause 4.9);

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“Total Indebtedness”  means the aggregate Financial Indebtedness of the Group as stated in the most recent Accounting Information;

“Total Loss”  means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension;

(c)	any condemnation of the Ship by any tribunal or by any person or person claiming to be a tribunal;

(d)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 90 days redelivered to the full control of the Owner owning the Ship;

“Total Loss Date”  means, in relation to a Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Owner owning the Ship, with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred;

“Tranche A”  means an amount of up to $57,500,000 to be made available by the Lenders to the Borrower in up to two Advances pursuant to the terms of this Agreement and which shall be on-lent by the Borrower to the Owners of the Tranche A Ships to assist such Owners in refinancing up to 50 per cent. of the aggregate Market Value of the Tranche A Ships or, as the context may require, the aggregate principal amount thereof outstanding at the relevant time under this Agreement;

“Tranche A Ships”  means, together, “AMORE MIO II” and “ARISTOFANIS” and in the singular means either of them;

“Tranche B”  means an amount of up to $52,500,000 to be made available by the Lenders to the Borrower in up to two Advances pursuant to the terms of this Agreement and which shall be on-lent by the Borrower to the Owners of the Tranche B Ships to assist such Owners in refinancing up to 50 per cent. of the aggregate Market Value of the Tranche B Ships or, as the context may require, the aggregate principal amount thereof outstanding at the relevant time under this Agreement;

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“Tranche B Ships”  means, together, “ARISTIDIS” and “ALKIVIADIS”, and in the singular means either of them;

“Tranche C”  means an amount of up to $240,000,000 to be made available by the Lenders to the Borrower in multiple Advances (which shall not exceed the number of Additional Ships at any relevant time subject to a Mortgage) pursuant to the terms of this Agreement and which shall be on-lent by the Borrower to the Owners of the Additional Ships to assist such Owners in financing up to 50 per cent. of the aggregate Market Value of the Additional Ships or in part-financing the acquisition of shares in an Additional Ship Owner or, as the context may require, the aggregate principal amount thereof outstanding at the relevant time under this Agreement;

“Tranches”  mean together,  Tranche A, Tranche B and Tranche C, and in the singular means any of them;

“Transaction”  has the meaning given in the Master Agreement;

“Transfer Certificate”  has the meaning given in Clause 26.2;

“Trust Property” has the meaning given in clause 3.1 of the Agency and Trust Agreement; and

“US GAAP”  means generally accepted accounting principles as from time to time in effect in the United States of America.

1.2	Construction of certain terms. In this Agreement:

“approved”  means, for the purposes of Clause 13, approved in writing by the Facility Agent;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“excess risks”  means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of her insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

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“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months”  shall be construed in accordance with Clause 1.3;

“obligatory insurances”  means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 13 below or any other provision of this Agreement or another Finance Document;

“parent company”  has the meaning given in Clause 1.4;

“person”  includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks”  means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary”  has the meaning given in Clause 1.4;

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

“tax”  includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks”  means the risks according to Institute War and Strike Clauses (Hull Time) (1/10/83) or (1/11/95), or equivalent conditions, including, but not limited to risk of mines, blocking and trapping, missing vessel, confiscation and all risks excluded from the standard form of English or other marine policy.

1.3
Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

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(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attached to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S,

           and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation.

(a)	In this Agreement:

(i)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(ii)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; and

(iii)	words denoting the singular number shall include the plural and vice versa.

(b)	Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears.

(c)
References in Clause 1.1 to a document being in the form of a particular Appendix include references to that form with any modifications to that form which the Facility Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires.

(d)	The clause headings shall not affect the interpretation of this Agreement.

2	FACILITY

2.1
Amount of facilities.  Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower revolving credit and term loan facilities not exceeding $350,000,000 in aggregate at any time.  The revolving credit facility shall initially be made available in three Tranches as follows:

(a)	Tranche A shall be in an amount not exceeding $57,500,000;

(b)	Tranche B shall be in an amount not exceeding $52,500,000;

(c)	Tranche C shall be in an amount not exceeding $240,000,000; and

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(d)
Tranche A and Tranche B may each be drawn in up to two Advances each and Tranche C may be drawn in multiple Advances, with each Additional Ship (or the acquisition of the shares in an Additional Ship Owner) being part-financed by not more than one Advance.

2.2
Consolidation of Tranches.  On the Drawdown Date of the Advance under Tranche C which will result in Tranche C being fully drawn, all the Tranches shall be consolidated to form a single tranche constituting the Revolving Facility.

3	POSITION OF THE LENDERS, THE SWAP BANK AND THE MAJORITY LENDERS

3.1	Interests of Lenders and Swap Bank several. The rights of the Lenders and the Swap Bank under this Agreement and the Master Agreement are several; accordingly:

(a)	each Lender shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement; and

(b)	the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under the Master Agreement,

without joining the Facility Agent, the Security Trustee, any other Lender or the Swap Bank as additional parties in the proceedings.

3.2	Proceedings by individual Lender or Swap Bank. However, without the prior consent of the Majority Lenders, no Lender and the Swap Bank may bring proceedings in respect of:

(a)	any other liability or obligation of the Borrower or a Security Party under or connected with a Finance Document or the Master Agreement; or

(b)	any misrepresentation or breach of warranty by the Borrower or a Security Party in or connected with a Finance Document or the Master Agreement.

3.3
Obligations several.  The obligations of the Lenders under this Agreement and of the Swap Bank under the Master Agreement are several; and a failure of a Lender to perform its obligations under this Agreement or of the Swap Bank to perform its obligations under the Master Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	the Borrower, any Security Party or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender or the Swap Bank have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement or the Master Agreement.

3.4	Parties bound by certain actions of Majority Lenders. Every Lender, the Swap Bank, the Borrower and each Security Party shall be bound by:

(a)	any determination made, or action taken, by the Majority Lenders under any provision of a Finance Document;

(b)	any instruction or authorisation given by the Majority Lenders to the Facility Agent or the Security Trustee under or in connection with any Finance Document;

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(c)	any action taken (or in good faith purportedly taken) by the Facility Agent or the Security Trustee in accordance with such an instruction or authorisation.

3.5	Reliance on action of Facility Agent. However, the Borrower and each Security Party:

(a)
shall be entitled to assume that the Majority Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Facility Agent has taken or is about to take; and

(b)	shall not be entitled to require any evidence that such an instruction or authorisation has been given.

3.6	Construction. In Clauses 3.4 and 3.5 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.

4	DRAWDOWN

4.1
Request for Advance.  Subject to the following conditions, the Borrower may request an Advance to be made by ensuring that the Facility Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Hamburg time) 3 Business Days prior to the intended Drawdown Date.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period;

(b)
each Advance under Tranche A or Tranche B shall be used in refinancing the acquisition of a Tranche A Ship or, as the case may be, a Tranche B Ship or in part-financing or financing the acquisition of the issued share capital (free of any encumbrances or charges, except those permitted by the Majority Lenders) of the Existing Owners of the Tranche A Ships and the Tranche B Ships;

(c)
each Advance under Tranche C shall be used in part-financing or refinancing the acquisition of an Additional Ship or in part-financing or refinancing the acquisition of shares (free of any encumbrances or charges, except those permitted by the Majority Lenders) in an Additional Ship Owner Provided that:

(i)
the Borrower may draw down an Advance under Tranche C to finance or refinance the acquisition of an Additional Ship or the whole of the issued share capital of an Additional Ship Owner if, after such Advance is drawn down, the then outstanding amount of the Revolving Facility does not exceed 60 per cent. of the aggregate Market Value of all Ships then subject to a Mortgage;

(ii)
an Advance under Tranche C may only be used to finance or refinance the acquisition of the whole of the issued share capital of an Additional Ship Owner if the Additional Ship Owner has entered into an Additional Ship MOA to acquire a tanker newbuilding or the seller of the shares is Capital Maritime & Trading Corp.; and

(iii)
subject to the other provisions of this Agreement, an Advance under Tranche C may only be used to finance or refinance a newbuilding upon delivery of the same to its Owner by the relevant shipyard or by a person who has taken delivery of the newbuilding from a shipyard and is on-selling the same to the Owner;

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(d)
if any part of the Total Commitments has not been borrowed before the end of the Availability period, the Total Commitments shall on that date be permanently cancelled by an amount equal to such undrawn amount.

4.3	Purpose of Advances. The Borrower undertakes with each Creditor Party to use each Advance only for the purposes stated in the Recitals to this Agreement.

4.4	Notification to Lenders of receipt of a Drawdown Notice. The Facility Agent shall promptly notify the Lenders that it has received a Drawdown Notice and the Facility Agent shall inform each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender’s participation in the Advance; and

(c)	the duration of the first Interest Period.

4.5
Drawdown Notice irrevocable.  A Drawdown Notice must be signed by a director or other authorised person of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Facility Agent, acting on the authority of the Majority Lenders.

4.6
Lenders to make available Contributions.  Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Facility Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.1.

4.7
Disbursement of Advance.  Subject to the provisions of this Agreement, the Facility Agent shall on each Drawdown Date pay to the Borrower the amounts which the Facility Agent receives from the Lenders under Clause 4.6; and that payment to the Borrower shall be made:

(a)	to such account which the Borrower specifies in the Drawdown Notice; and

(b)	in the like funds as the Facility Agent received the payments from the Lenders.

4.8
Disbursement of Advance to third party.  The payment by the Facility Agent under Clause 4.7 to an Additional Ship Seller or any other third party shall constitute the making of the Advance and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

4.9
Extension of Termination Date.  If on 30 March 2013 (for the purposes of this Clause 4.9, the “Original Termination Date”) the outstanding principal amount of the Revolving Facility does not exceed 60 per cent. of the aggregate Market Value of the Ships then subject to a Mortgage (determined by taking the average of the aggregate Market Value of the Ships on the Original Termination Date and on the date falling 6 months prior to the Original Termination Date), the Borrower may, by giving the Facility Agent notice in writing, request the extension of the Original Termination Date for a further period of up to 3 years.  If Lenders whose Contributions total 80 per cent. of the Loan, acting in their sole and absolute discretion, agree to extend the Original Termination Date in accordance with this Clause 4.9 the Facility Agent shall send to the Borrower a notice in writing advising it of the period by which the Original Termination Date will be extended  Provided that the new termination date shall be no later than 30 March 2016 and at all times thereafter the term “Termination Date” shall be read and construed to mean the new extended termination date.

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5	INTEREST

5.1
Payment of normal interest.  Subject to the provisions of this Agreement, interest on each Advance in respect of each Interest Period shall be paid by the Borrower in arrears on the last day of that Interest Period.

5.2	Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period shall be the aggregate of:

(a)	the applicable Margin; and

(b)	LIBOR for that Interest Period.

5.3
Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Facility Agent shall notify the Borrower and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,

as soon as reasonably practicable after each is determined.

5.5	Market disruption. The following provisions of this Clause 5 apply if:

(a)
no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service and at least half of the total number of Lenders at any time do not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Facility Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, the majority of the Lenders (in numbers) who together have Contributions amounting to more than 50 per cent. of the Loan (or, if no Advance is outstanding at the relevant time, Commitments amounting to more than 50 per cent. of the Total Commitments) notify the Facility Agent that LIBOR fixed by the Facility Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the second Business Day before the commencement of the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Facility Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.6
Notification of market disruption.  The Facility Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.5 which have caused its notice to be given.

5.7	Suspension of drawdown. If the Facility Agent’s notice under Clause 5.6 is served before an Advance is made:

(a)	in a case falling within paragraphs (a) or (b) of Clause 5.5, the Lenders’ obligations to make the Advance;

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(b)	in a case falling within paragraph (c) of Clause 5.5, the Affected Lender’s obligation to participate in the Advance,

shall be suspended while the circumstances referred to in the Facility Agent’s notice continue.

5.8
Negotiation of alternative rate of interest.  If the Facility Agent’s notice under Clause 5.6 is served after an Advance is made, the Borrower, the Facility Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Facility Agent serves its notice under Clause 5.6 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution to the relevant Advance or Advances during the Interest Period concerned.

5.9
Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.10
Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant  circumstances are continuing at the end of the Negotiation Period, then the Facility Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution to the relevant Advance or Advances plus the applicable Margin; and the procedure provided for by this Clause 5.10 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Facility Agent.

5.11
Notice of prepayment.  If the Borrower does not agree with an interest rate set by the Facility Agent under Clause 5.10, the Borrower may give the Facility Agent not less than 15 Business Days’ notice of its intention to prepay the relevant Advance or Advances at the end of the interest period set by the Facility Agent.

5.12
Prepayment; termination of Commitments.  A notice under Clause 5.11 shall be irrevocable; the Facility Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower’ notice of intended prepayment; and:

(a)
on the date on which the Facility Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender so far as they relate to the relevant Advance shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Facility Agent, the Borrower shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.

5.13	Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

5.14
Renegotation of Margin.  The Borrower shall negotiate in good faith with the Lenders an adjustment to the Margin which is to apply as from the date falling on the fifth anniversary of the date of this Agreement (the “Margin Determination Date”).  The Borrower shall use its best endeavours to ensure that such negotiations commence not later than the date falling 30 days before the Margin Determination Date.  If:

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(a)
an adjustment is agreed between the parties, the Facility Agent will send to the Borrower and the Creditor Parties a notice in writing by no later than the date falling 5 Business Days before the Margin Determination Date specifying the new amount of the Margin which will apply as from the Margin Determination Date and at all times thereafter the term “Margin” shall be read and construed to mean such amount; or

(b)
an adjustment cannot be agreed by the Margin Determination Date, the Borrower acknowledges and agrees that the Facility Agent (acting upon the instructions of all the Lenders) may request the Borrower to prepay the Loan within 30 Business Days of the Facility Agent’s notice and the Borrower agrees to make such prepayment within a 60 Business Day period.

6	INTEREST PERIODS

6.1
Commencement of Interest Periods.  The first Interest Period applicable to an Advance shall commence on the relevant Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period in respect of each Advance shall be:

(a)	1, 3, 6, 9 or 12 months as notified by the Borrower to the Facility Agent not later than 11.00 a.m. (Hamburg time) 3 Business Days before the commencement of the Interest Period;

(b)
in the case of the first Interest Period applicable to the second and any subsequent Advance of a Tranche, a period ending on the last day of the then current Interest Period applicable to such Tranche, whereupon all of the Advances in respect of such Tranche shall be consolidated and treated as a single advance;

(c)	3 months, if the Borrower fail to notify the Facility Agent by the time specified in paragraph (a) above; or

(d)	such other period as the Borrower may request from the Facility Agent, which may be agreed by the Facility Agent

Provided that no more than 6 Interest Periods in aggregate of 1-month’s duration may be current at any time.

6.3
Duration of Interest Periods for repayment instalments.  In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period in relation to the relevant Tranche shall end on that Repayment Date.

6.4
Non-availability of matching deposits for Interest Period selected.  If, after the Borrower has selected an Interest Period longer than 6 months, any Lender notifies the Facility Agent by 11.00 a.m. (Hamburg time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7	DEFAULT INTEREST

7.1
Payment of default interest on overdue amounts.  The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Facility Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

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(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2
Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Facility Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3; or

(b)	in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 7.3.

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the applicable Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Facility Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Facility Agent determines that Dollar deposits for any such period are not being made available to a Lender or (as the case may be) Lenders by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Facility Agent by reference to the cost of funds to the Facility Agent from such other sources as the Facility Agent may from time to time determine.

7.4
Notification of interest periods and default rates.  The Facility Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Facility Agent under Clause 7.3 and of each period selected by the Facility Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Facility Agent’s notification.

7.5
Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Facility Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7
Application to Master Agreement.  For the avoidance of doubt, this Clause 7 does not apply to any amount payable under the Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.

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8	CONVERSION TO TERM LOAN; REPAYMENT AND PREPAYMENT

8.1	Conversion to Term Loan. On the Termination Date, the Revolving Facility shall be converted into the Term Loan.

8.2	Mandatory amortisation and amount of repayments of Term Loan. The following provisions of this Clause 8.2 shall apply to the repayment of the Loan:

(a)
if on a Distribution Declaration Date falling before the Termination Date, the Security Cover Ratio (expressed as a percentage) is less than 125 per cent., then the Borrower shall repay the Loan in an amount which, once repaid, shall eliminate the shortfall.  If a repayment is required pursuant to this Clause 8.2(a) on any Distribution Declaration Date (being the “Relevant Distribution Declaration Date”), then the Borrower shall transfer the amount of the repayment due under this Clause 8.2(a) into the Retention Account no later than 5 days after the Relevant Distribution Declaration Date.  On the last day of the first Interest Period to expire which is current as at the Relevant Distribution Declaration Date the Facility Agent shall apply all amounts standing to the credit of the Retention Account in or towards repayment of the Loan and the payment of interest thereon in accordance with Clause 18.4; and

(b)
after the Termination Date, the Term Loan shall be repaid by up to 20 equal consecutive three-monthly repayment instalments (each a “Repayment Instalment” and together the “Repayment Instalments”) and a final balloon instalment (the “Balloon Instalment”). The Balloon Instalment shall be equal to 50 per cent of the Revolving Facility on the Termination Date and each Repayment Instalment shall be in an amount equal to one-twentieth of the amount by which the Revolving Facility on the Termination Date exceeds the Balloon Instalment  Provided that if the Termination Date is extended pursuant to Clause 4.9, the Balloon Instalment shall remain unchanged but each Repayment Instalment shall be in an amount equal to one-eighth of the original Balloon Instalment.

8.3
Repayment Dates.  The first Repayment Instalment shall be repaid on the date falling 3 months after the Termination Date, each subsequent Repayment Instalment shall be repaid at 3-monthly intervals thereafter and the Balloon Instalment, together with the Final Repayment Instalment, shall be repaid on the date falling on the earlier of (a) the tenth anniversary of the first Drawdown Date and (b) the Final Maturity Date.

8.4
Final Repayment Date.  On the final Repayment Date, the Borrower shall additionally pay to the Facility Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.5
Optional facility cancellation.  The Borrower shall be entitled, upon giving to the Facility Agent not less than 3 Business Days prior written notice (which notice shall be irrevocable), to cancel, in whole or in part, and, if in part, by an amount not less than $1,000,000 or a higher multiple of $1,000,000, the undrawn balance of the Revolving Facility.  Upon such cancellation taking effect on expiry of such notice the several obligations of the Lenders to make their respective Commitments available in relation to the portion of the Total Commitments to which such notice relates shall terminate and the commitment fee referred to in Clause 20.1(a)) on such portion shall cease to accrue.

8.6	Voluntary prepayment. Subject to the following conditions, the Borrower may prepay, the whole or any part of the Loan on the last day of an Interest Period in respect thereof.

8.7	Conditions for voluntary prepayment. The conditions referred to in Clause 8.6 are that:

(a)	a partial prepayment shall be $1,000,000 or a multiple of $1,000,000;

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(b)
the Facility Agent has received from the Borrower at least 5 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made (such date to be the last day of an Interest Period relative to the amount being so prepaid); and

(c)
the Borrower has provided evidence satisfactory to the Facility Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with.

8.8
Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Facility Agent, given with the authority of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.9
Notification of notice of prepayment.  The Facility Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 8.7(c).

8.10	Mandatory prepayment. The Borrower shall be obliged to prepay the Relevant Amount if a Ship is sold or becomes a Total Loss:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(b)
in the case of a Total Loss, on the earlier of the date falling 150 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

In this Clause 8.10, “Relevant Amount”  means an amount which, after giving credit for the amount of the prepayment made pursuant to this Clause 8.10, results in the Security Cover Ratio being equal to the higher of (i) the Security Cover Ratio maintained immediately prior to the prepayment made pursuant to this Clause 8.10 and (ii) the Security Cover Ratio referred to in Clause 15.1.

8.11
Amounts payable on prepayment.  A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 below or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.12	Application of partial prepayment. Each partial prepayment made after the Termination Date shall be applied to reduce pro rata each Repayment Instalment and the Balloon Instalment.

8.13	Reborrowing.

(a)	No amount of the Term Loan prepaid may be reborrowed.

(b)	Subject to the terms of this Agreement, any amount of the Revolving Facility repaid or prepaid may be reborrowed.

8.14
Unwinding of Designated Transactions.  On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions to the extent necessary to ensure that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.2.

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8.15
Prepayment of Swap Benefit.  If a Designated Transaction is terminated in circumstances where the Swap Bank would be obliged to pay an amount to the Borrower under the Master Agreement, the Borrower hereby agrees that such payment shall be applied in prepayment of the Loan in accordance with Clause 8.12  and authorises the Swap Bank to pay such amount to the Facility Agent for such purpose.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that on or before the date of this Agreement, the Facility Agent receives the fees referred to in Clause 20.1 which are due and payable at that time;

(b)
that, on or before the service of the Drawdown Notice in respect of the first Advance of Tranche A, the Facility Agent receives the documents described in Part A of Schedule 3 in form and substance satisfactory to the Facility Agent and its lawyers;

(c)
that, on or before the service of the Drawdown Notice in respect of each Advance of  Tranche A and Tranche B, the Facility Agent receives the documents described in Part B of Schedule 3 in form and substance satisfactory to the Facility Agent and its lawyers;

(d)
that, on or before the service of the Drawdown Notice in respect of each Advance of Tranche C, the Facility Agent receives the documents described in Part C of Schedule 3 in form and substance satisfactory to the Facility Agent and its lawyers;

(e)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance; and

(ii)
the representations and warranties in Clause 10 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.5 has occurred and is continuing;

(iv)	there has been no material adverse change in the financial condition, state of affairs or prospects of the Borrower or any Owner from that applying at the date of this Agreement;

(v)
the Borrower has entered into Designated Transactions with the Swap Bank in order to hedge all the interest rate risk under this Agreement as at the relevant Drawdown Date (immediately following the drawdown of the relevant Advance); and

(vi)	the Facility Agent receives any fees referred to in Clause 20.1 which are due and payable at that time;

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(f)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(g)
that the Facility Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Facility Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the relevant Drawdown Date.

9.2
Waiver of conditions precedent.  If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the relevant Drawdown Date (or such longer period as the Facility Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General. The Borrower represents and warrants to each Creditor Party as follows.

10.2
Status.  The Borrower is a limited partnership (comprised of a single general partner and multiple limited partners) formed and validly existing and in good standing under the laws of the Republic of Marshall Islands.

10.3
Capital.  The Borrower’s capital consists of 13,512,000 common units held by public unitholders, 8,805,522 subordinated units held by Capital Maritime & Trading Corp. and a general partner interest held by Capital GP L.L.C.

10.4
Corporate power.  The Borrower (or, in the case of paragraphs (a) and (b), each Existing Owner) has the partnership or corporate capacity, and has taken all partnership or corporate action and obtained all consents necessary for it:

(a)	to own and register the Existing Ship owned by it under the relevant Approved Flag;

(b)	to enter into, and perform its obligations under, the Existing Charter to which it is a party;

(c)	to execute the Finance Documents to which the Borrower is a party; and

(d)
to borrow under this Agreement, to enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party.

10.5	Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6
Legal validity; effective Security Interests.  The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors’ rights generally.

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10.7	No third party Security Interests. Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document to which the Borrower is a party:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8
No conflicts.  The execution by the Borrower of each Finance Document to which it is a party, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.9
No withholding taxes.  All payments which the Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10	No default. No Event of Default has occurred and is continuing.

10.11
Information.  All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

10.12	No litigation. No legal or administrative action involving the Borrower has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken.

10.13	Validity and completeness of Existing Charters.

(a)	each Existing Charter constitutes valid, binding and enforceable obligations of the parties thereto respectively in accordance with its terms; and

(b)
no amendments or additions to any Existing Charter have been agreed (other than those notified to the Facility Agent prior to the date of this Agreement) nor has any party thereto waived any of their respective rights under any Existing Charter.

10.14	Compliance with certain undertakings. At the date of this Agreement, the Borrower is in compliance with Clauses 11.2, 11.4, 11.9 and 11.14.

10.15	Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower and its business.

10.16	ISM and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, any Owner, the Approved Manager and any Existing Ship have been complied with.

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10.17
No money laundering.  Without prejudice to the generality of Clause 4.3, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

11	GENERAL UNDERTAKINGS

11.1
General.  The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Facility Agent may, with the authorisation of the Majority Lenders, otherwise permit (which permission shall not be unreasonably withheld in connection with Clause 11.13).

11.2	Title; negative pledge and pari passu ranking. The Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in, each Owner free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents;

(b)	not create or permit to arise any Security Interest over any other asset, present or future other than in the normal course of its business of acquiring and financing vessels; and

(c)
procure that its liabilities under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

11.3	No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a)
all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not if such transfer, lease or disposal results in the Borrower being in breach of any of the financial covenants referred to in Clause 12.5 or in the occurrence of an Event of Default; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4
No other liabilities or obligations to be incurred.  The Borrower will not incur any liability or obligation except liabilities and obligations under the Finance Documents and liabilities or obligations reasonably incurred in the ordinary course of its business of acquiring, operating and financing vessels, acquiring shares in vessel owning companies and financing such acquisitions and all other matters reasonably incidental thereto (which shall include, without limitation, but subject to Clause 12.8, any Financial Indebtedness which may be incurred by the Borrower in the ordinary course of its business).

11.5
Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

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11.6	Provision of financial statements. The Borrower will send or procure there are sent to the Facility Agent:

(a)
as soon as possible, but in no event later than 180 days after the end of each financial year of the Borrower (commencing with the financial statements for the year ending 31 December 2007), the audited consolidated annual accounts of the Group;

(b)
as soon as possible, but in no event later than 90 days after the end of each 3-month period in each financial year of the Borrower (commencing with the financial statements for the 3-month period ending 31 March 2008):

(i)	the unaudited consolidated management accounts of the Group for that 3-month period certified as to their correctness by the chief financial officer of the Borrower; and

(ii)	the management accounts of each Owner for that 3-month period certified as to their correctness by an officer of the Borrower;

(c)
promptly after each request by the Facility Agent, such further financial information about the Borrower, the Ships and the Owners (including, but not limited to, charter arrangements, Financial Indebtedness and operating expenses) as the Facility Agent may require.

11.7	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and US GAAP consistently applied;

(b)	give a true and fair view of the state of affairs of the relevant person at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the relevant person and its subsidiaries.

11.8
Creditor notices.  The Borrower will send to the Facility Agent, at the same time as they are despatched, copies of all communications which are despatched to all of its creditors or to the whole or any class of them.

11.9	Consents. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Facility Agent of, all consents required:

(a)	for the Borrower to perform its obligations under any Finance Document to which it is party;

(b)	for the validity or enforceability of any Finance Document to which it is party; and

(c)	for each Owner to continue to own and operate the Ship owned by it,

and the Borrower will comply (or procure compliance as the case may be) with the terms of all such consents.

11.10	Maintenance of Security Interests. The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

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11.11
Notification of litigation.  The Borrower will provide the Facility Agent with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager or the Ships, their Earnings or their Insurances as soon as such action is instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12	No amendment to Master Agreement; Transactions. The Borrower will not:

(a)	agree to any amendment or supplement to, or waive or fail to enforce, the Master Agreement or any of its provisions; or

(b)	enter into any Transaction pursuant to the Master Agreement except Designated Transactions.

11.13
No amendment to the Existing Charters and of the Charterparty.  The Borrower will ensure that no Owner shall agree to any material amendment or supplement to, or waive or fail to enforce, any Existing Charter or any Charterparty or any of its provisions.

11.14
Principal place of business.  The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at Clause 28.2(a) and the Borrower will not establish nor do anything as a result of which it would be deemed to have, a place of business in England or the United States of America.

11.15
Confirmation of no default.  The Borrower will, within 2 Business Days after service by the Facility Agent of a written request, serve on the Facility Agent a notice which is signed by 2 directors of the Borrower and which:

(a)	states that no Event of Default has occurred; or

(b)	states that no Event of Default has occurred, except for a specified event or matter, of which all material details are given,

the Facility Agent may serve requests under this Clause 11.15 from time to time; this Clause 11.15 does not affect the Borrower’s obligations under Clause 11.16.

11.16	Notification of default. The Borrower will notify the Facility Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default; or

(b)	any matter which indicates that an Event of Default may have occurred,

and will thereafter keep the Facility Agent fully up-to-date with all developments.

11.17	Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Facility Agent with any additional financial or other information relating:

(a)	to the Borrower, the Ships, their Insurances, their Earnings or the Owners; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document,

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which may be requested by the Facility Agent, the Security Trustee or any Lender at any time.

11.18
General and administrative costs.  The Borrower shall ensure that the payment of all the general and administrative costs of the Borrower and the Owners in connection with the ownership and operation of the Ships (including, without limitation, the payment of the management fees pursuant to the Management Agreements) shall be fully subordinated to the payment obligations of the Borrower and the Owners under this Agreement and the other Finance Documents throughout the Security Period.

11.19
Provision of copies of SEC filings.  The Borrower will send to the Facility Agent copies of all filings made with, and reports submitted to, the US Securities and Exchange Commission promptly after making such filings or submitting such reports  Provided that any such filings or reports which are made available to the public shall be considered to have been delivered to the Facility Agent subject to the Borrower first having notified the Facility Agent that such filings or reports have been made or submitted.

11.20
Provision of copies and translation of documents.  The Borrower will supply the Facility Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Facility Agent so requires in respect of any of those documents, the Borrower will provide a certified English translation prepared by a translator approved by the Facility Agent.

11.21	Hedging of interest rate risks. The Borrower shall from time to time enter into Designated Transactions with the Swap Bank in order to hedge all the interest rate risk under this Agreement.

12	CORPORATE UNDERTAKINGS

12.1
General.  The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Facility Agent may, with the authorisation of the Majority Lenders, otherwise permit (such permission not to be unreasonably withheld in the case of Clause 12.3(d)).

12.2	Maintenance of status. The Borrower will maintain its separate existence as a limited partnership and remain in good standing under the laws of the Republic of the Marshall Islands.

12.3	Negative undertakings. The Borrower will not:

(a)	change the nature of its business; or

(b)	pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital Provided that the Borrower may make a distribution if:

(i)
the Borrower has first submitted to the Facility Agent a Compliance Certificate (with supporting evidence satisfactory to the Facility Agent) which confirms that (A) no Event of Default has occurred or is continuing and (B) the making of such distribution will not result in the Borrower being in breach of any of the financial covenants referred to in Clause 12.5 or in the occurrence of an Event of Default; and

(ii)	the Facility Agent is satisfied that the Security Cover Ratio referred to in Clause 15.1 is maintained at the time the distribution is made;

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(c)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Borrower’s share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length  Provided that this shall not prevent or restrict the Borrower from on-lending the Loan to the Owners;

(d)
allow any Owner to open or maintain any account with any bank or financial institution except accounts with the Facility Agent or any other Creditor Party for the purposes of the Finance Documents  Provided that until the completion of the syndication process (as referred to in Clause 12.8) an Owner may continue to maintain any other accounts already opened with other banks for the purposes of previous financings;

(e)
cause the common units of the Borrower to cease to be listed on the Nasdaq National Market in New York unless the common units of the Borrower are listed instead on any other internationally recognised stock exchange acceptable to the Lenders, such acceptance not to be unreasonably withheld.

12.4
Subordination of rights of Borrower. All rights which the Borrower at any time has against any Owner or its assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents;  and in particular, the Borrower shall not during the Security Period:

(a)	claim, or in a bankruptcy of any Owner prove for, any amount payable to the Borrower by any Owner, whether in respect of the on-lending of the Loan or any other transaction;

(b)	take or enforce any Security Interest for any such amount; or

(c)	claim to set-off any such amount against any amount payable by the Borrower to any Owner.

12.5	Financial Covenants. The Borrower shall ensure that at all times:

(a)	the ratio of Total Indebtedness less unencumbered cash and cash equivalents to the aggregate Market Value of all the Fleet Vessels shall not exceed 0.725:1;

(b)
the ratio of EBITDA to Net Interest Expenses (calculated on a trailing 4-quarter basis (or such other period as the Facility Agent (acting upon the instructions of the Majority Lenders) may otherwise reasonably require)) shall be no less than 2:1; and

(c)
at all times the Borrower and all the other members of the Group shall maintain immediately freely available and unencumbered bank or cash deposits in an aggregate amount of not less than the product of $500,000 and the number of Ships which are subject to a Mortgage at the relevant time, 50 per cent. of such liquidity may be constituted by undrawn Commitments under the Revolving Facility.

12.6
Compliance Check.  Compliance with the undertakings contained in Clause 12.5 shall be determined by reference to the unaudited consolidated accounts for the first 3 financial quarters in each Financial Year of the Borrower and for the fourth financial quarter in each Financial Year of the Borrower, the audited consolidated accounts for that Financial Year of the Group delivered to the Facility Agent pursuant to this Agreement.  At the same time as it delivers those consolidated accounts, the Borrower shall deliver to the Facility Agent a Compliance Certificate signed by the chief financial officer of the Borrower.

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12.7
Maintenance of ownership of Owners.  The Borrower shall remain the ultimate legal owner of the entire issued and allotted share capital of each Owner which at the relevant time is party to a Guarantee free from any Security Interest.

12.8
Free Syndication market.  The Borrower shall not, and shall ensure that no Owner and no member of the Group shall, until the earlier of 30 August 2008 and the date on which the Facility Agent declares that the primary syndication of the Loan has closed:

(a)	syndicate or issue or attempt to syndicate or issue; or

(b)	announce or authorise the announcement of the syndication or issuance of; or

(c)	engage in discussions concerning the syndication or issuance of,

any Financial Indebtedness with any banks or financial institutions in the commercial banking market Provided that this shall not restrict the Borrower from incurring any further Financial Indebtedness to banks or financial institutions (other than the Lenders) subject to the Facility Agent having been given the opportunity to match the terms and conditions of any financing offered to the Borrower.

13	INSURANCE

13.1
General.  The Borrower undertakes with each Creditor Party to procure that each Owner will comply with the following provisions of this Clause 13 at all times during the Security Period (after the Ship which is owned or to be owned by that Owner has been delivered to it under the relevant Shipbuilding Contract) except as the Facility Agent may, with the authorisation of the Majority Lenders, otherwise permit (which permission has been given to each Owner whose Ship is subject to a bareboat charter with BP and such permission shall be deemed to be given to each Owner whose Ship may from time to time be subject to a bareboat charter with BP).

13.2	Maintenance of obligatory insurances. The Borrower shall procure that each Owner will keep the Ship owned by it insured at the expense of that Owner against:

(a)	fire and usual marine risks (including hull and machinery and excess risks); and

(b)	war risks; and

(c)	protection and indemnity risks in excess of the limit of cover for oil pollution liability risks included within the protection and indemnity risks; and

(d)
any other risks against which the Majority Lenders consider, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Majority Lenders be reasonable for that Owner to insure and which are specified by the Security Trustee by notice to that Owner.

13.3	Terms of obligatory insurances. The Borrower shall procure that each Owner will effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in such amounts as shall from time to time be approved by the Facility Agent but in any event in an amount not less than the greater of (i) the Market Value of the Ship owned by that Owner for the time being and (ii) such amount, which when aggregated with the amount for which any other Ship then subject to a Mortgage is insured, is equal to 120 per cent. of the Loan; and

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(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks in respect of the full value and tonnage of the Ship owned by that Owner;

(e)	on such terms as shall from time to time be approved in writing by the Facility Agent (including, without limitation, a blocking and trapping clause); and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, the Borrower shall procure that the obligatory insurances shall:

(a)
(except in relation to risks referred to in Clause 13.2(c)) name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance and shall not name any other additional assured without the prior written consent of the Security Trustee, such consent not to be unreasonably withheld and excluding the Approved Manager and any bareboat charterer;

(b)	name the Security Trustee as sole loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Security Trustee in respect of any rights or interests (secured or not) held by or available to the Security Trustee in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the Owners or any Creditor Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee;

(f)	provide that the Security Trustee may make proof of loss if the Owners fail to do so; and

(g)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Security Trustee, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Security Trustee for 30 days (or 7 days in the case of war risks) after receipt by the Security Trustee of prior written notice from the insurers of such cancellation, change or lapse.

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13.5	Renewal of obligatory insurances. The Borrower shall procure that each Owner shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Owner proposes to renew that insurance and of the proposed terms of renewal; and

(ii)	in case of any substantial change in insurance cover, obtain the Majority Lenders’ approval to the matters referred to in paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew the insurance; and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6
Copies of policies; letters of undertaking.  The Borrower shall procure that each Owner shall ensure that all approved brokers provide the Security Trustee with copies of all policies relating to the obligatory insurances which they effect or renew and of a letter or letters of undertaking in a form required by the Majority Lenders and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Owner under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7
Copies of certificates of entry.  The Borrower shall procure that each Owner shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by that Owner is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship; and

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(b)	a letter or letters of undertaking in such form as may be required by the Majority Lenders; and

(c)
where required to be issued under the terms of insurance/indemnity provided by that Owner’s protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Owner in relation to its Ship in accordance with the requirements of such protection and indemnity association; and

(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8
Deposit of original policies.  The Borrower shall procure that each Owner shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9
Payment of premiums.  The Borrower shall procure that each Owner shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Security Trustee.

13.10
Guarantees.  The Borrower shall procure that each Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Restrictions on employment. The Borrower shall procure that no Owner shall employ the Ship owned by it, nor shall permit her to be employed, outside the cover provided by any obligatory insurances.

13.12
Compliance with terms of insurances.  The Borrower shall procure that no Owner shall do or omit to do (or permits to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and in particular:

(a)
the Borrower shall procure that each Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.7(c) above) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
the Borrower shall procure that no Owner shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
the Borrower shall procure that each Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
the Borrower shall procure that no Owner shall employ the Ship owned by it, nor shall allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

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13.13
Alteration to terms of insurances.  The Borrower shall procure that no Owner shall either make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance without the prior written consent of the Security Trustee.

13.14
Settlement of claims.  The Borrower shall procure that no Owner shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall procure that the relevant Owner shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.15
Provision of copies of communications.  The Borrower shall procure that each Owner shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Owner and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Owner’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.16
Provision of information.  In addition, the Borrower shall procure that each Owner shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 13.17 below or dealing with or considering any matters relating to any such insurances, and the Borrower shall procure that each Owner shall, forthwith upon demand, indemnify the Security Trustee in respect of all reasonable fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

13.17
Mortgagee’s interest, additional perils.  The Security Trustee shall be entitled from time to time to effect, maintain and renew all or any of the following insurances in an amount equal to 120 per cent. of the Loan in the case of the mortgagee’s interest marine insurance referred to in paragraph (a) below and in an amount equal to 110 per cent. of the Loan in the case of the mortgagee’s interest additional perils policy referred to in paragraph (b) below, on such terms, through such insurers and generally in such manner as the Majority Lenders may from time to time consider appropriate:

(a)
a mortgagee’s interest marine insurance in relation to each Ship in such amount as the Security Trustee may consider appropriate, providing for the indemnification of the Security Trustee for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to any Ship or a liability of any Ship or of any Owner, being a loss or damage which is prima facie covered by an obligatory insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of an allegation concerning:

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(i)
any act or omission on the part of an Owner, of any operator, charterer, manager or sub-manager of the Ship owned by it or of any officer, employee or agent of that Owner or of any such person, including any breach of warranty or condition or any non-disclosure relating to such obligatory insurance;

(ii)
any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of an Owner, any other person referred to in paragraph (i) above, or of any officer, employee or agent of that Owner or of such a person, including the casting away or damaging of the Ship owned by it and/or the Ship owned by it being unseaworthy; and/or

(iii)	any other matter capable of being insured against under a mortgagee’s interest marine insurance policy whether or not similar to the foregoing;

(b)
a mortgagee’s interest additional perils policy in relation to each Ship in such amount as the Security Trustee may consider appropriate, providing for the indemnification of the Security Trustee against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of a Ship, the imposition of any Security Interest over a Ship and/or any other matter capable of being insured against under a mortgagee’s interest additional perils policy whether or not similar to the foregoing, and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.18
Review of insurance requirements.  The Majority Lenders shall be entitled to review the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Majority Lenders, significant and capable of affecting the Borrower or any Ship and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Owners may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.

13.19
Modification of insurance requirements.  The Security Trustee shall notify the Borrower of any proposed modification under Clause 13.18 to the requirements of this Clause 13 which the Majority Lenders reasonably consider appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 13 and shall bind the Borrower accordingly.

13.20
Compliance with mortgagee’s instructions.  The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Security Trustee until the relevant Owner implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.19.

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14	SHIP COVENANTS

14.1
General.  The Borrower also undertakes with each Creditor Party to procure that each Owner complies with the following provisions of this Clause 14 at all times during the Security Period (after the Ship has been delivered to it under the Shipbuilding Contract) except as the Facility Agent, with the authorisation of the Majority Lenders, may otherwise permit (in the case of the Clauses 14.2, 14.3(b) and 14.13(e), such permission not to be unreasonably withheld).

14.2
Ship’s name and registration.  The Borrower shall procure that each Owner shall keep the Ship owned by it registered in its name under the relevant Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of that Ship.

14.3	Repair and classification. The Borrower shall procure that each Owner shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the highest class with an Approved Classification Society acceptable to the Majority Lenders free of overdue recommendations and conditions and, upon the Security Trustee’s request, the Approved Classification Society shall provide the Security Trustee with any information and documentation required in respect of the Ship as the same is maintained in the records of the Approved Classification Society; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the relevant Approved Flag State or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code, the ISM Code Documentation and the ISPS Code.

14.4
Modification.  The Borrower shall procure that no Owner shall make any modification or repairs to, or replacement of, any Ship or equipment installed on her which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce her value.

14.5
Removal of parts.  The Borrower shall procure that no Owner shall remove any material part of any Ship, or any item of equipment installed on, any Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the relevant Ship the property of the relevant Owner and subject to the security constituted by the Mortgage and the Deed of Covenant Provided that an Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.6
Surveys.  The Borrower shall procure that each Owner shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Majority Lenders provide the Security Trustee, with copies of all survey reports.

14.7
Technical Survey.  Without prejudice to the Owners’ obligations pursuant to Clause 14.6, if the survey report to be delivered as a condition to the drawdown of the Advance which shall be used to (inter alia) finance or refinance a Ship (as referred to in the applicable paragraph of Schedule 3) is not satisfactory to the Facility Agent (acting reasonably), the Borrower shall procure that the relevant Owner shall promptly following the request of the Facility Agent (to be made within 6 months of the Drawdown Date relative to the Advance which was used (inter alia) to finance or refinance such Ship) submit the Ship owned by it for a technical survey by an independent surveyor or surveyors appointed by the Facility Agent. All fees and expenses incurred in relation to the appointment of the surveyor or surveyors and the preparation and issue of all technical reports pursuant to this Clause 14.7 shall be for the account of the Borrower.

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14.8
Inspection.  The Borrower shall procure that each Owner shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect her condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections  Provided that  so long as a Ship is found to be in a satisfactory condition to the Facility Agent (acting reasonably) and no continuing Event of Default or Potential Event of Default shall be in existence, the Borrower or the relevant Owner, as the case may be, shall not be obliged to pay the fees and expenses incurred in connection with the inspection of the relevant Ship more than once in any twelve-month period.

14.9	Prevention of and release from arrest. The Borrower shall procure that each Owner shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of her detention in exercise or purported exercise of any lien or claim, the Borrower shall procure her release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws etc. The Borrower shall procure that each Owner shall:

(a)
comply, or procure compliance with the ISM Code, all Environmental Laws, the ISPS Code and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Owner;

(b)	not employ the Ship owned by it nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including, but not limited, to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Majority Lenders has been given and that Owner has (at its expense) effected any special, additional or modified insurance cover which the Majority Lenders may require.

14.11	Provision of information. The Borrower shall procure that each Owner shall promptly provide the Security Trustee with any information which the Majority Lenders request regarding:

(a)	the Ship owned by it, her employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

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(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages; and

(e)
its compliance or the compliance of the Ship owned by it with the ISM Code and the ISPS Code, and, upon the Security Trustee’s request, provide copies of any current charter relating to the Ship owned by it and of any current charter guarantee, and copies of the ISM Code Documentation and the ISCC.

14.12	Notification of certain events. The Borrower shall procure that each Owner shall immediately notify the Security Trustee by letter of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or her Earnings or any requisition of that Ship for hire,

(e)	any intended dry docking of the Ship owned by it where the cost of the dry docking will, or is likely to, exceed $500,000 (or the equivalent in any other currency) in aggregate;

(f)	any Environmental Claim made against that Owner or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Owner, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Owner shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Owner’s, the Approved Manager’s or any other person’s response to any of those events or matters.

14.13	Restrictions on, appointment of managers etc. The Borrower shall procure that no Owner shall:

(a)	enter into any time charter in relation to the Ship owned by it under which more than 2 months’ hire (or the equivalent) is payable in advance;

(b)	charter the Ship owned by it otherwise than on bona fide arm’s length terms at the time when the Ship is fixed;

(c)	appoint a manager of the Ship owned by it other than the Approved Manager;

(d)	de-activate or lay up the Ship owned by it; or

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(e)
put the Ship owned by it into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $750,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or her Earnings for the cost of such work or otherwise.

14.14
Notice of Mortgage.  The Borrower shall procure that each Owner shall keep the Mortgage registered against the Ship owned by it as a valid first priority or, as the case may be, preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Owner to the Security Trustee.

14.15	Sharing of Earnings. The Borrower shall procure that no Owner shall:

(a)	enter into any agreement or arrangement for the sharing of any Earnings;

(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of that Owner to any Earnings; or

(c)	enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

14.16
Time Charter Assignment.  If any Owner enters into any Charterparty or a bareboat charter in respect of its Ship, the Borrower shall procure that the relevant Owner shall, at the request of the Facility Agent, execute in favour of the Security Trustee a Charterparty Assignment or, in the case of a bareboat charter, a Bareboat Charter Security Agreement, and shall deliver to the Facility Agent such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Part A of Schedule 3 hereof as the Facility Agent may require.

14.17	Bareboat Charters. Any Owner may enter into a bareboat charter in respect of its Ship subject to the following conditions:

(a)
such bareboat charter shall be with one of the charterers which is a party to an Existing Charter or an affiliate or subsidiary of such charterer or any other company which in the reasonable opinion of the Majority Lenders is equivalent to any such charterer or any other company which may be approved by the Majority Lenders (acting reasonably) and

(b)	each such bareboat charterer shall enter into and execute a Bareboat Charter Security Agreement except in circumstances where the Majority Lenders (acting reasonably) may agree otherwise.

15	SECURITY COVER

15.1
Provision of additional security cover; prepayment of Loan.  The Borrower undertakes with each Creditor Party that, if the Facility Agent notifies the Borrower that at any time after the Drawdown Date of the first Advance to be drawn under this Agreement the aggregate Market Value of the Ships subject to a Mortgage is below 125 per cent. of the Loan, the Borrower will, within 1 month after the date on which the Facility Agent’s notice is served, either:

(a)
provide, or ensure that a third party provides, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and which consists of either (i) cash pledged to the Security Trustee or (ii) a Security Interest (including, but not limited to, a first priority or, as the case may be, preferred mortgage over another vessel), covering such asset or assets and documented in such terms as the Facility Agent may, with authorisation from the Majority Lenders, approve or require; or

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(b)	prepay in accordance with Clause 8 such part (at least) of the Loan as will eliminate the shortfall.

15.2
Meaning of additional security.  In Clause 15.1 “security” means a Security Interest over an asset or assets (whether securing the Borrower’s liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit or other security in respect of the Borrower’s liabilities under the Finance Documents.

15.3
Requirement for additional documents.  The Borrower shall not be deemed to have complied with Clause 15.1(a) above until the Facility Agent has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 3, 4 and 5 of Schedule 3, Part A and such legal opinions in terms acceptable to the Majority Lenders from such lawyers as they may select.

15.4	Valuation of Ships. The market value of a Ship at any date is that shown by the average of two valuations prepared:

(a)	as at a date not more than 14 days previously;

(b)	by 2 Approved Brokers, one appointed by the Borrower and the other by the Facility Agent;

(c)	with or without physical inspection of the relevant Ship (as the Facility Agent may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

Provided  that if the difference between the 2 valuations obtained at any one time pursuant to this Clause 15.4 is greater than 15 per cent. a valuation shall be commissioned from a third Approved Broker appointed by the Facility Agent.  Such valuation shall be conducted in accordance with this Clause 15.4 and the Market Value of the Ship in such circumstances shall be the average of the initial 2 valuations and the valuation provided by the third Approved Broker.

15.5
Value of additional security.  The net realisable value of any additional security which is provided under Clause 15.1 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.4.

15.6
Valuations binding.  Any valuation under Clause 15.1(a), 15.4 or 15.5 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of a security which does not consist of or include a Security Interest.

15.7
Provision of information.  The Borrower shall promptly provide the Facility Agent and any Approved Broker or expert acting under Clause 15.4 or 15.5 with any information which the Facility Agent or the Approved Broker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

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15.8
Payment of valuation expenses.  Without prejudice to the generality of the Borrower’s obligations under Clauses 20.2, 20.3 and 21.3, the Borrower shall, on demand, pay the Facility Agent the amount of the reasonable fees and expenses of any Approved Broker or expert instructed by the Facility Agent under this Clause and all reasonable legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause  Provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing the Borrower shall not be obliged to pay such fees or expenses in respect of more than one set of valuations of each Ship in any twelve-month period.

15.9
Frequency of valuations.  The Borrower acknowledges and agrees that the Facility Agent may commission valuations of the Ships at such times as the Majority Lenders shall reasonably deem necessary and, in any event, not less often than once during each 12-month period of the Security Period.

16	PAYMENTS AND CALCULATIONS

16.1	Currency and method of payments. All payments to be made:

(a)	by the Lenders to the Facility Agent; or

(b)	by the Borrower to the Facility Agent, the Security Trustee or any Lender,

under a Finance Document shall be made to the Facility Agent or to the Security Trustee, in the case of an amount payable to it:

(i)	by not later than 11.00 a.m. (New York City time) on the due date;

(ii)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Facility Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(iii)
in the case of an amount payable by a Lender to the Facility Agent or by the Borrower to the Facility Agent or any Lender, to the account of the Facility Agent at JP Morgan Chase Bank, New York, SWIFT Code CHASUS33 (Account No 001-1-331808 under reference “Capital Product Partners L.P. - US$350m Facility”), or to such other account with such other bank as the Facility Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(iv)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2	Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3
Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

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16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

(a)
any amount received by the Facility Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Facility Agent to that Lender or, as the case may be or the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Facility Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Facility Agent to each Lender pro rata to the amount in that category which is due to it.

16.5
Permitted deductions by Facility Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Facility Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Facility Agent from that Lender under any Finance Document or any sum which the Facility Agent is then entitled under any Finance Document to require that Lender to pay on demand.

16.6
Facility Agent only obliged to pay when monies received.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Facility Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Facility Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Facility Agent has satisfied itself that it has received that sum.

16.7
Refund to Facility Agent of monies not received.  If and to the extent that the Facility Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Facility Agent; and

(b)
pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding or other loss, liability or expense incurred by the Facility Agent as a result of making the sum available before receiving it.

16.8
Facility Agent may assume receipt.  Clause 16.7 shall not affect any claim which the Facility Agent has under the law of restitution, and applies irrespective of whether the Facility Agent had any form of notice that it had not received the sum which it made available.

16.9
Creditor Party accounts.  Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.10
Facility Agent’s memorandum account.  The Facility Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Facility Agent and the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11
Accounts prima facie evidence.  If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall, absent manifest error, be prima facie evidence that that amount is owing to that Creditor Party.

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17	APPLICATION OF RECEIPTS

17.1
Normal order of application.  Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (other than under the Master Agreement) in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents (other than the Master Agreement) other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 20, 21 and 22 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document (other than the Master Agreement));

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents (other than under the Master Agreement); and

(iii)	thirdly, in or towards satisfaction of the Loan;

(b)	SECONDLY: in or towards satisfaction of any amounts then due and payable under the Master Agreement in the following order and proportions:

(i)	first, in or towards satisfaction pro rata of all amounts then due and payable to the Swap Bank under the Master Agreement other than those amounts referred to at paragraphs (ii) and (iii);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Swap Bank under the Master Agreement (and, for this purpose, the expression “interest” shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Agreement but shall have failed to pay or deliver to the Swap Bank at the time of application or distribution under this Clause 17); and

(iii)
thirdly, in or towards satisfaction of the Swap Exposure of the Swap Bank calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(c)
THIRDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document (other than the Master Agreement) but which the Facility Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the foregoing provisions of this Clause;

(d)
FOURTHLY: in retention of an amount equal to any amount not then due under and payable under the Master Agreement but which the Swap Bank, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the foregoing provisions of this Clause; and

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(e)	FIFTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2
Variation of order of application.  The Facility Agent may, with the authorisation of the Majority Lenders, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3
Notice of variation of order of application.  The Facility Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4
Appropriation rights overridden.  This Clause 17 and any notice which the Facility Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18	APPLICATION OF EARNINGS

18.1
Payment of Earnings.  The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (subject only to the provisions of the General Assignments), all the Earnings of each Ship are paid to the Earnings Account for that Ship and all payments by the Swap Bank to the Borrower under a Designated Transaction are paid to the Swap Account.  Any monies standing to the credit of the Earnings Accounts shall be freely available to the Owners subject to there not being any Event of Default or Potential Event of Default in existence at the relevant time.

18.2
Retentions.  The Borrower undertakes with each Creditor Party (only if the circumstances referred to in Clause 8.2(a) shall apply at the relevant time) to ensure that no later than 3 Business Days after a Relevant Distribution Declaration Date, there shall be transferred to the Retention Account out of the aggregate Earnings received in the Earnings Accounts, the repayment instalment falling due under Clause 8.2(a) at that time.

18.3
Application of Earnings.  The Borrower undertakes with the Lenders to procure that money from time to time credited to, or for the time being standing to the credit of, an Earnings Account shall, unless and until an Event of Default or Potential Event of Default shall have occurred (whereupon the provisions of Clause 17.1 shall be and become applicable), be available for application in the following manner:

(a)	in or towards meeting the costs and expenses from time to time incurred by or on behalf of the relevant Owner in connection with the operation of the Ship owned by it;

(b)	in or towards making payments of all amounts due and payable by the Borrower under this Agreement other than the payments of principal and interest pursuant to Clauses 8.2 and 5.1;

(c)	in or towards making any transfers to the Retention Account in accordance with Clause 18.2; and

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(d)	as to any surplus from time to time arising on an Earnings Account following application as aforesaid, to be paid to the relevant Owner or to whomsoever it may direct.

18.4
Application of retentions.  Until an Event of Default occurs, the Facility Agent shall on each due date for the payment of interest under this Agreement distribute to the Lenders in accordance with Clause 16.4 so much of the then balance on the Retention Account as equals any repayment instalment due in accordance with Clause 8.2(a) on that interest payment date in discharge of the Borrower’s liability for that repayment instalment.

18.5
Interest accrued on Retention Account.  Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Facility Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Facility Agent likely to remain on the Retention Account.

18.6
Release of accrued interest.  Interest accruing under Clause 18.5 shall be released to the Borrower on each interest payment date unless an Event of Default or a Potential Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 18.2 been transferred in that and each previous month.

18.7	Location of accounts. The Borrower shall promptly:

(a)
comply or procure compliance by the Owners with any requirement of the Facility Agent as to the location or re-location of the Retention Account, the Swap Account and the Earnings Accounts (or any of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Lenders a Security Interest over the Retention Account, the Swap Account and the Earnings Accounts (or any of them).

19	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

(a)	the Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 12.2, 12.3, 12.5, 13.2, 13.3, 15.1 or 18.1; or

(c)
any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above) if, in the reasonable opinion of the Majority Lenders, such default is capable of remedy, and such default continues unremedied 20 days after written notice from the Facility Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)
any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

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(f)
any of the following occurs in relation to any Financial Indebtedness of a Relevant Person exceeding $750,000 (or, in the case of the Borrower, $5,000,000) (or, in either case, the equivalent in any other currency) in aggregate:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the reasonable opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $1,000,000 or more or the equivalent in another currency unless such execution, attachment, arrest, sequestration or distress is dismissed, withdrawn, released or lifted within 15 Business Days of the occurrence of such event; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)
a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or an Owner which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(v)
a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

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(vi)
a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(vii)
any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi) above; or

(viii)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Majority Lenders, is similar to any of the foregoing; or

(h)	the Borrower or any Owner ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)
for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or

(ii)	for the Facility Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any official consent necessary to enable any Owner to own, operate or charter the Ship owned by it or to enable any Owner or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
if the common units of the Borrower cease to be quoted on the Nasdaq National Market in New York or any other internationally recognised stock exchange acceptable to the Lenders or if the whole of the issued share capital of any Owner whose Ship is at the relevant time subject to a Mortgage is not wholly owned by the Borrower; or

(l)
any provision which the Majority Lenders reasonably consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)
the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Facility Agent, acting with the authorisation of the Majority Lenders; or

(n)	an Event of Default (as defined in Section 14 of the Master Agreement) occurs which remains unremedied 5 Business Days after the occurrence thereof; or

(o)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

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(p)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a material adverse change in the financial position, state of affairs or prospects of the Borrower or the Owners; or

(ii)	any accident or other event involving a Ship or another vessel owned, chartered or operated by a Relevant Person,

in the light of which the Majority Lenders reasonably consider that there is a significant risk that any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

19.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Facility Agent may, and if so instructed by the Majority Lenders, the Facility Agent shall:

(i)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or

(ii)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii) above, the Facility Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Facility Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii) above, the Security Trustee, the Facility Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.3
Termination of Commitments.  On the service of a notice under paragraph (a)(i) of Clause 19.2, the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.4
Acceleration of Loan.  On the service of a notice under paragraph (a)(ii) of Clause 19.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5
Multiple notices; action without notice.  The Facility Agent may serve notices under paragraphs (a) (i) and (ii) of Clause 19.2 simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in that Clause if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6
Notification of Creditor Parties and Security Parties.  The Facility Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Facility Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Facility Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

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19.7
Lender’s rights unimpaired.  Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8	Exclusion of Creditor Party Liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence or the wilful misconduct of such Creditor Party’s own officers and employees or ( as the case may be) such receiver’s or manager’s own partners or employees.

19.9	Relevant Persons. In this Clause 19 “a Relevant Person” means the Borrower, an Owner and any company which is a subsidiary of the Borrower or an Owner.

19.10
Interpretation.  In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) “petition” includes an application.

20	FEES AND EXPENSES

20.1	Commitment and certain other fees. The Borrower shall pay to the Facility Agent:

(a)
a commitment fee for distribution among the Lenders pro rata to their Commitments at the rate of 0.325 per cent. per annum on the amount of the Total Commitments less the amount of the Loan for the period from (and including) the date of this Agreement up to and including the Termination Date, such fee to be paid quarterly in arrears and on the last day of such period; and

(b)	certain other fees as are referred to in the Fee Letter, such fees to be in such amount and to be payable at the times and in the manner referred to in the Fee Letter.

20.2
Costs of negotiation, preparation etc.  The Borrower shall pay to the Facility Agent on its demand the amount of all expenses incurred by the Facility Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document (including, for the avoidance of doubt, any expenses incurred by the Lenders in obtaining the legal opinions referred to in Schedule 3) or with any transaction contemplated by a Finance Document or a related document.

20.3	Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Facility Agent, on the Facility Agent’s demand, the amount of all expenses incurred by a Lender in connection with:

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(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security;

(d)
where the Facility Agent, in its absolute opinion, considers that there has been a material change to the insurances in respect of any Ship, the review of the insurances or any Ship pursuant to Clause 13.18; and

(e)	any step taken by any Lender concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4
Documentary taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Facility Agent’s demand, fully indemnify each Creditor Party against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

20.5
Certification of amounts.  A notice which is signed by two officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1
Indemnities regarding borrowing and repayment of Loan.  The Borrower shall fully indemnify the Facility Agent and each Lender on the Facility Agent’s demand and the Security Trustee on its demand in respect of all expenses, liabilities and losses which are incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7); and

(d)
the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19, and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

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21.2	Breakage costs. Without limiting its generality, Clause 21.1 covers any liability, expense or loss, including a loss of a prospective profit, incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3
Miscellaneous indemnities.  The Borrower shall fully indemnify the Facility Agent and the Security Trustee severally on their respective demands in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind (“liability items”) which may be made or brought against, or incurred by, the Facility Agent or the Security Trustee, in any country, in relation to:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Facility Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; and

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document, other than liability items which are shown to have been caused by the gross negligence or the wilful misconduct of the Facility Agent’s or (as the case may be) the Security Trustee’s own officers or employees.

21.4	Extension of indemnities; environmental indemnity. Without prejudice to its generality, Clause 21.3 covers:

(a)	any matter which would be covered by Clause 20.3 if any of the references in that Clause to a Lender were a reference to the Facility Agent or (as the case may be) to the Security Trustee; and

(b)	any liability items which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution or the protection of the environment, the ISM Code or the ISPS Code.

21.5
Currency indemnity.  If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

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(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.5, the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.5 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.6
Certification of amounts.  A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.7
Sums deemed due to a Lender.  For the purposes of this Clause 21, a sum payable by the Borrower to the Facility Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

22.2	Grossing-up for taxes. If the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Facility Agent as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3
Evidence of payment of taxes.  Within 1 month after making any tax deduction, the Borrower shall deliver to the Facility Agent documentary evidence satisfactory to the Facility Agent that the tax had been paid to the appropriate taxation authority.

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22.4
Exclusion of tax on overall net income.  In this Clause 22 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

23	ILLEGALITY, ETC

23.1	Illegality. This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Facility Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2
Notification of illegality.  The Facility Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Facility Agent receives from the Notifying Lender.

23.3
Prepayment; termination of Commitment.  On the Facility Agent notifying the Borrower under Clause 23.2, the Notifying Lender’s Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Contribution in accordance with Clause 8.

24	INCREASED COSTS

24.1	Increased costs. This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Facility Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender’s overall net income); or

(b)
the effect of complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement including, without limitation, the implementation of any regulations which may replace those set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1998 and entitled “International Convergence of Capital Measurement and Capital Structures”) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, is that the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”, that is to say,:

(i)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums; or

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(ii)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(iii)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(iv)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22.

For the purposes of this Clause 24.1 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

24.2
Notification to Borrower of claim for increased costs.  The Facility Agent shall promptly notify the Borrower and the Security Parties of the notice which the Facility Agent received from the Notifying Lender under Clause 24.1.

24.3
Payment of increased costs.  The Borrower shall pay to the Facility Agent, on the Facility Agent’s demand, for the account of the Notifying Lender the amounts which the Facility Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.4
Notice of prepayment.  If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.3, the Borrower may give the Facility Agent not less than 15 days’ notice of its intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period.

24.5
Prepayment; termination of Commitment.  A notice under Clause 24.4 shall be irrevocable; the Facility Agent shall promptly notify the Notifying Lender of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Facility Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.

24.6	Application of prepayment. Clause 8 shall apply in relation to the prepayment.

25	SET-OFF

25.1	Application of credit balances. Each Creditor Party may following the occurrence of an Event of Default and without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

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(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2
Existing rights unaffected.  No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3
Sums deemed due to a Lender.  For the purposes of this Clause 25, a sum payable by the Borrower to the Facility Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1	Transfer by Borrower. The Borrower may not, without the consent of the Facility Agent, given on the instructions of all the Lenders:

(a)	transfer any of its rights or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

26.2	Transfer by a Lender. Subject to Clause 26.4 and the other terms and conditions of this Clause 26.2, a Lender (the “Transferor Lender”) may at any time cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, any third party, another bank, financial institution, pension scheme or single purpose vehicle (a “Transferee Lender”) by delivering to the Facility Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Facility Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Facility Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

A transfer pursuant to this Clause 26.2 shall:

(i)	require the prior written consent of the Facility Agent (except in the case of a transfer to a subsidiary of a Lender);

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(ii)	the Contribution or Commitment (or the combination of the two) being transferred by the Transferor Lender to the Transferee Lender shall not be less than $30,000,000;

(iii)	be effected without the consent of, but with notice to, the Borrower and without any cost to the Borrower:

(A)	following the occurrence of an Event of Default;

(B)	if such transfer is to a subsidiary or any other company or financial institution which is in the same ownership or control as the Transferor Lender; and

(iv)	require the consent of the Borrower (such consent not to be unreasonably withheld or delayed) in all other circumstances.

26.3
Transfer Certificate, delivery and notification.  As soon as reasonably practicable after a Transfer Certificate is delivered to the Facility Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself the Borrower, the Security Parties, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

26.4
Effective Date of Transfer Certificate.  A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Facility Agent under Clause 26.3 on or before that date.

26.5
No transfer without Transfer Certificate.  No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Facility Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6
Lender re-organisation; waiver of Transfer Certificate.  However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Facility Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Facility Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

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(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Facility Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8
Maintenance of register of Lenders.  During the Security Period the Facility Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Facility Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.

26.9
Reliance on register of Lenders.  The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Facility Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10	Authorisation of Facility Agent to sign Transfer Certificates. The Borrower, the Security Trustee and each Lender irrevocably authorise the Facility Agent to sign Transfer Certificates on its behalf.

26.11
Registration fee.  In respect of any Transfer Certificate, the Facility Agent shall be entitled to recover a registration fee of $3,000 (and all costs, fees and expenses incidental to the transfer (including, but not limited to legal fees and expenses)) from the Transferor Lender or (at the Facility Agent’s option) the Transferee Lender.

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26.12
Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Facility Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Facility Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13
Disclosure of information.  A Lender may disclose to a potential Transferee Lender or sub-participant (as well as to any rating agency, trustee or accountant) any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document which the Facility Agent may consider necessary or appropriate to be disclosed in order to ensure a successful transfer or sub-participation to a potential Transferee Lender or a sub-participant and the ongoing monitoring of the Loan by any Lender or potential Transferee Lender or sub-participant.  In such case, the Facility Agent shall be released from its obligation of secrecy and confidentiality Provided that if a potential Transferee Lender, sub-participant, rating agency, trustee or accountant is not subject to a duty of confidentiality, the Facility Agent shall require the execution of a confidentiality agreement by such potential Transferee Lender, sub-participant, rating agency, trustee or accountant.

26.14	Change of lending office. A Lender may change its lending office by giving notice to the Facility Agent and the change shall become effective on the later of:

(a)	the date on which the Facility Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15
Notification.  On receiving such a notice, the Facility Agent shall notify the Borrower and the Security Trustee; and, until the Facility Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Facility Agent last had notice.

27	VARIATIONS AND WAIVERS

27.1
Variations, waivers etc. by Majority Lenders.  Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Facility Agent on behalf of the Majority Lenders, by the Facility Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2
Variations, waivers etc. requiring agreement of all Lenders.  However, as regards the following, Clause 27.1 applies as if the words “by the Facility Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender” (in the case of all the paragraphs below (other than paragraph (i)) and “by or on behalf of Lenders whose Contributions total 80 per cent. of the Loan” (in the case of paragraphs (d) and (i)):

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender’s Commitment;

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(d)	an extension of the Availability Period;

(e)	a change to the definition of “Majority Lenders” or “Finance Documents”;

(f)	a change to the preamble or to Clause 2, 3, 4, 5.1, 17, 18 or 30;

(g)	a change to this Clause 27;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document;

(i)
any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required; and any change to, or waiver of a breach of, Clause 15.1 of this Agreement.

27.3
Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1
General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrower:	c/o Capital Ship Management Corp.
3 Iassonos Street
185 37 - Piraeus
Greece

Fax No: +30 210 4285 679
for the attention of: the Chief Financial Officer

(b)	to a Lender:	at the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

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(c)	to the Swap Bank:	Zinsderivateabwicklung OE 3652
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany
Fax No: +49 40 3333 34086

(d)	to the Facility Agent	HSH Nordbank AG
	and Security Trustee:	Shipping, Greek clients
Gerhart-Hamptmann-Platz 50
D-20095 Hamburg
Germany
Fax No: +49 40 3333 34118

or to such other address as the relevant party may notify the Facility Agent or, if the relevant party is the Facility Agent or the Security Trustee, the Borrower, the Lenders and the Security Parties.

28.3	Effective date of notices. Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5
Illegible notices.  Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within one hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6
Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	English language. Any notice under or in connection with a Finance Document shall be in English.

28.8	Meaning of “notice”. In this Clause “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

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29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2
Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29.4	Counterparts. A Finance Document may be executed in any number of counterparts.

30	LAW AND JURISDICTION

30.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

30.2	Exclusive English jurisdiction. Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

30.3	Choice of forum for the exclusive benefit of the Creditor Parties. Clause 30.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

30.4
Process agent.  The Borrower irrevocably appoints Curzon Maritime Ltd. at its office for the time being, presently at 30/33 Minories Street, St. Clare House, London EC3N 1DJ, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

30.5
Creditor Party rights unaffected.  Nothing in this Clause 30 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

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30.6	Meaning of “proceedings”. In this Clause 30, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

AS WITNESS the hands of the duly authorised officers or attorneys of the parties the day and year first before written.

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SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment ($)	Percentage of Total Commitments (%)
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +(49) 40 33 33 34118	90,000,000	25.7
DnB NOR Bank ASA	20 St. Dunstan’s Hill London EC3R 8HY England Fax No: 0044 207 626 5356	75,000,000	21.5
Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348	60,000,000	17.1
National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120	60,000,000	17.1
Piraeus Bank A.E.	47-49 Akti Miaouli 185 36 Piraeus Fax No: +30 210 429 2601	65,000,000	18.6

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SCHEDULE 2

DRAWDOWN NOTICE

To:	HSH Norbank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Attention: Loans Administration	2008

DRAWDOWN NOTICE

1
We refer to the loan agreement (the “Loan Agreement”) dated 19 March 2008 and made between us, as Borrower, the Lenders referred to therein, HSH Nordbank AG as Swap Bank, you as Bookrunner, Facility Agent, Mandated Lead Arranger, Security Trustee and DnB NOR Bank ASA, London as Co-Arranger in connection with revolving credit and term loan facilities of up to US$350,000,000 in aggregate.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow an Advance under Tranche [ ] as follows:

(a)	Amount: US$[ ];

(b)	Drawdown Date: [ ];

(c)	Duration of the first Interest Period shall be [ ] months;

(d)	Payment instructions : account of [ ] and numbered [ ] with [ ] of [ ].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

5	[We authorise you to deduct any facility fees referred to in Clause 20.1 from the amount of the Advance].

________________________________

Attorney-in-Fact
for and on behalf of
CAPITAL PRODUCT PARTNERS L.P.

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SCHEDULE 3

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(b) required before the Drawdown Date of the first Advance of Tranche A.

1	A duly executed original of each of:

(a)	this Agreement;

(b)	the Agency and Trust Deed;

(c)	the Master Agreement;

(d)	the Master Agreement Assignment;

(e)	the Fee Letter;

(f)	the Guarantees to be entered into by the Existing Owners;

(g)	the Retention Account Pledge; and

(h)	the Swap Account Pledge.

2
Copies of the certificate of limited partnership (in the case of the Borrower), the certificate of incorporation (in the case of each Existing Owner) and the constitutional documents of the Borrower and each Existing Owner.

3
Copies of resolutions of the directors of the Borrower and the directors and shareholders of each Existing Owner authorising the execution of each of the Finance Documents to which the Borrower or that Owner is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or an Existing Owner.

5	Copies of all consents which the Borrower or any Existing Owner requires to enter into, or make any payment under, any Finance Document.

6
The originals of any mandates or other documents required in connection with the opening or operation of each Earnings Account relative to an Existing Ship and the Retention Account and the Swap Account.

7	Evidence satisfactory to the Facility Agent that each Existing Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

8	Copies of all the Management Agreements of the Existing Ships.

9	Copies of all the Existing Charters duly executed by the parties thereto.

10	A copy of the Partnership Agreement duly executed by the parties thereto.

11	All documentation required by each Creditor Party in relation to the Borrower and any Security Party pursuant to that Creditor Party’s “know your customer” requirements.

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12	Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

13
Favourable legal opinions from lawyers appointed by the Facility Agent on such matters concerning the laws of the Marshall Islands, Liberia and such other relevant jurisdictions as the Facility Agent may requires.

14	If the Facility Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Facility Agent.

PART B

The following are the documents referred to in Clause 9.1(c) required before the Drawdown Date of each Advance under Tranche A and Tranche B.

In Part B of Schedule 3, the following definitions shall have the following meanings:

“Relevant Owner” means the Owner of the Relevant Ship; and

“Relevant Ship” means, in relation to each Advance under Tranche A and Tranche B, the Tranche A Ship and Tranche B Ship which is to act as security for such Advance.

1
Copies of resolutions of the shareholders and directors of the Relevant Owner and the Borrower authorising the execution of each of the Finance Documents to which such Owner is a party and, in the case of the Borrower, approving the borrowing of the relevant Advance and authorising named directors or attorneys to give the Drawdown Notices and other notices under this Agreement.

2	The original of any power of attorney under which any Finance Document is executed on behalf of the Relevant Owner.

3	Copies of all consents which the Relevant Owner or the Borrower requires to enter into, or make any payment under, any Finance Document.

4
A duly executed original of the Guarantee of the Relevant Owner and of the Mortgage (and, if applicable, the Deed of Covenant) and the General Assignment relative to the Relevant Ship, the Earnings Account Pledge, the Management Agreement Assignment and of each document to be delivered pursuant to each such Finance Document.

5
If applicable, a duly executed original of the Charterparty Assignment in respect of the Existing Charter (in the case of each Tranche A Ship) of the Relevant Ship and of each document to be delivered pursuant to each such Finance Document.

6	Evidence satisfactory to the Facility Agent that the Relevant Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

7	The originals of any documents required in connection with the opening of the Earnings Account in respect of the Relevant Ship.

8	Documentary evidence that:

(a)	the Relevant Ship is registered in the ownership of the Relevant Owner under an Approved Flag;

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(b)	the Relevant Ship is in the absolute and unencumbered ownership of the Relevant Owner save as contemplated by the Finance Documents;

(c)
the Relevant Ship maintains the highest available class with an Approved Classification Society as the Facility Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)
the Mortgage relating to the Relevant Ship has been duly registered or recorded against the Relevant Ship as a valid first preferred ship mortgage in accordance with the laws of the relevant Approved Flag State; and

(e)	the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

9	A copy of the Management Agreement and a duly executed original of the Approved Manager’s Undertaking in relation to the Relevant Ship.

10	Copies of:

(a)
the document of compliance (DOC) and safety management  certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of the Relevant Ship and the Approved Manager certified as true and in effect by the Relevant Owner; and

(b)	the ISPS Code Documentation in respect of the Relevant Ship and the Relevant Owner certified as true and in effect by the Relevant Owner.

11
Two valuations (at the cost of the Borrowers) of the Relevant Ship, addressed to the Facility Agent, stated to be for the purposes of this Agreement and dated not earlier than 4 weeks before the Drawdown Date relative to the relevant Advance, each from an Approved Broker (such valuations to be made in accordance with Clause 15.4).

12
A survey report in respect of the Relevant Ship prepared (at the cost of the Borrower) by an independent marine surveyor appointed by the Facility Agent dated no later than 20 days prior to the Drawdown Date of the relevant Advance in form, scope and substance satisfactory to the Facility Agent and its technical advisers.

13
At the cost of the Borrower, a favourable opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurances for the Relevant Ship as the Facility Agent may require.

14
Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Approved Flag State in which the Relevant Ship is registered and such other relevant jurisdictions as the Facility Agent may require.

15	If the Facility Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Facility Agent.

PART C

The following are the documents referred to in Clause 9.1(d) required before the Drawdown Date of each Advance under Tranche C.

In Part C of Schedule 3, the following definitions shall have the following meanings:

“Relevant Owner” means the owner of the Relevant Ship; and

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“Relevant Ship” means, in relation to each Advance under Tranche C, the Additional Ship which is to act as security for such Advance.

1
Copies of resolutions of the shareholders and directors of each Relevant Owner and the Borrower authorising the execution of each of the Finance Documents to which such Owner is a party and, in the case of the Borrower, approving the borrowing of the relevant Advance and authorising named directors or attorneys to give the Drawdown Notices and other notices under this Agreement.

2	The original of any power of attorney under which any Finance Document is executed on behalf of the Relevant Owner.

3	Copies of all consents which each Relevant Owner or the Borrower requires to enter into, or make any payment under, any Finance Document.

4
A duly executed original of the Guarantee of the Relevant Owner and of the Mortgage and the General Assignment relative to the Relevant Ship, the Owner’s Earnings Account Pledge and of each document to be delivered pursuant to each such Finance Document.

5
If applicable, a duly executed original of the Charterparty Assignment or the Bareboat Charter Security Agreement in respect of the Relevant Ship and of each document to be delivered pursuant to each such Finance Document.

6	Evidence satisfactory to the Facility Agent that the Relevant Owner is a direct or indirect wholly-owned subsidiary of the Borrower.

7	The originals of any documents required in connection with the opening of the Earnings Account in respect of the Relevant Ship.

8	Documentary evidence that:

(a)	the Relevant Ship is registered in the ownership of the Relevant Owner under an Approved Flag;

(b)	the Relevant Ship is in the absolute and unencumbered ownership of the Relevant Owner save as contemplated by the Finance Documents;

(c)
the Relevant Ship maintains the highest available class with an Approved Classification Society as the Facility Agent may approve free of all overdue recommendations and conditions of such classification society;

(d)
the Mortgage relating to the Relevant Ship has been duly registered or recorded against the Relevant Ship as a valid first preferred ship mortgage in accordance with the laws of the relevant Approved Flag State; and

(e)	the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

9	A copy of the Management Agreement and a duly executed original of the Approved Manager’s Undertaking in relation to the Relevant Ship.

10	Copies of:

(a)
the document of compliance (DOC) and safety management  certificate (SMC) referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of the Relevant Ship and the Approved Manager certified as true and in effect by the Relevant Owner; and

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(b)	the ISPS Code Documentation in respect of the Relevant Ship and the Relevant Owner certified as true and in effect by the Relevant Owner.

11
Two valuations (at the cost of the Borrowers) of the Relevant Ship, addressed to the Facility Agent, stated to be for the purposes of this Agreement and dated not earlier than 4 weeks before the Drawdown Date relative to the relevant Advance, each from an Approved Broker (such valuations to be made in accordance with Clause 15.4).

12
A survey report in respect of the Relevant Ship prepared (at the cost of the Borrower) by an independent marine surveyor appointed by the Facility Agent dated no later than 20 days prior to the Drawdown Date of the relevant Advance in form, scope and substance satisfactory to the Facility Agent and its technical advisers.

13
At the cost of the Borrower, a favourable opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurances for each Relevant Ship as the Facility Agent may require.

14
Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Approved Flag State in which the Relevant Ship is registered and such other relevant jurisdictions as the Facility Agent may require.

15	If the Facility Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Facility Agent.

Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

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SCHEDULE 4

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	HSH NORDBANK AG for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee and each Lender, as defined in the Loan Agreement referred to below.

[          ] 200[ ]

1
This Certificate relates to a Loan Agreement (the “Loan Agreement”) dated 19 March 2008 and made between (1) Capital Product Partners L.P. (the “Borrower”), (2) the banks and financial institutions named therein, (3) HSH Nordbank AG as Swap Bank (4) HSH Nordbank AG as Bookrunner, Facility Agent, Mandated Lead Arranger and Security Trustee and (5) DnB NOR Bank ASA as Co-Arranger and, for revolving credit and term loan facilities of up to US$350,000,000 in aggregate.

2	In this Certificate:

“the Relevant Parties” means the Facility Agent, the Borrower, [each Security Party], the Security Trustee, and each Lender;

“the Transferor” means [full name] of [lending office];

“the Transferee” means [full name] of [lending office].

Terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate.

3	The effective date of this Certificate is .........200[ ] Provided that this Certificate shall not come into effect unless it is signed by the Facility Agent on or before that date.

4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [      ] per cent. of the Contribution outstanding to the Transferor (or its predecessors in title) which is set out below:

Contribution	Amount transferred

5
By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[      ]] [from [      ] per cent. of its Commitment, which percentage represents $[      ]] and the Transferee acquires a Commitment of $[      ].

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6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Facility Agent, at the request of the Transferee (which request is hereby made) accepts, for the Facility Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party:

(i)	that the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above;

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each other Finance Document;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Facility Agent, the Security Trustee, any Lender in the event that:

(i)	the Finance Documents prove to be invalid or ineffective,

(ii)	the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or Security Party under the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Facility Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)
warrants to the Transferor and each Relevant Party (i) that it has full capacity to enter into this transaction and has taken all corporate action and obtained all official consents which it needs to take or obtain in connection with this transaction; and (ii) that this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

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10
The Transferor and the Transferee each undertake with the Facility Agent and the Security Trustee severally, on demand, fully to indemnify the Facility Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Facility Agent’s or the Security Trustee’s own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 above as exceeds one-half of the amount demanded by the Facility Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Facility Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

Facility Agent

Signed for itself and for and on behalf of itself
as Facility Agent and for every other Relevant Party

HSH Nordbank AG

By:

Date:

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Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person
(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note:
This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction.  It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

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SCHEDULE 5

DESIGNATION NOTICE

To:     HSH Norbank AG
           Gerhart-Hauptmann-Platz 50
           20095 Hamburg
           Germany

 [●]

Dear Sirs

Loan Agreement dated 19 March 2008 made between (inter alia) (i) ourselves as Borrower, (ii) the Lenders, (iii) yourselves as Swap Bank, Bookrunner, Mandated Lead Arranger, Facility Agent and Security Trustee and (iv) DnB NOR Bank ASA as Co-Arranger in respect of revolving credit and term loan facilities of up to US$350,000,000 in aggregate (the “Loan Agreement”)

We refer to:

1	the Loan Agreement;

2	the Master Agreement dated [●] March 2008 made between ourselves and HSH Nordbank AG; and

3	a Confirmation delivered pursuant to the said Master Agreement dated [●] March 2008 and addressed by HSH Nordbank AG to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a “Designated Transaction” for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

for and on behalf of
CAPITAL PRODUCT PARTNERS L.P.

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SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:          HSH NORDBANK AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

From:      Capital Product Partners L.P.

Dated:  [●]
Dear Sirs
USD 350,000,000 Loan Agreement
dated 19 March 2008 (the “Agreement”)

1
We refer to the Agreement. This is a Compliance Certificate and attached hereto are the calculations which will provide evidence of compliance. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We refer to clauses 12.5 and 15.1 of the Agreement and hereby certify that:

(a)           Leverage Ratio
Requirement:  Leverage Ratio of not more than 72.50%.
Satisfied [YES] : [NO]

(b)           Minimum Liquidity
Requirement:  maintain on a consolidated basis liquidity in a minimum amount determined in accordance with Clause 12.5(c) of the Agreement.
Satisfied [YES] : [NO]

(c)           Interest Coverage
Requirement:  maintain a ratio of EBITDA to Net Interest Expenses on a trailing 4-quarter basis of not less than 2.00 to 1.00.
Satisfied [YES] : [NO]

(d)           Collateral Maintenance
Requirement:  Market Value of the Ships subject to a Mortgage is not less than 125% of the Loan.
Satisfied [YES] : [NO]

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3	We confirm that no Event of Default is continuing and that no Event of Default would occur out of the distribution or dividend [made][to be made].*

…..................
Chief Financial Officer

…..................
for and on behalf of
[name of auditors of the Company]**

_____________________
*	If this statement cannot be made, the certificate should identify any Event of Default that is continuing and the steps, if any, being taken to remedy it.
**	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s auditors prior to signing the Agreement.

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EXECUTION PAGES

BORROWER

SIGNED by	)
for and on behalf of	)
CAPITAL PRODUCT	)
PARTNERS L.P.	)

LENDERS

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
for and on behalf of	)
DNB NOR BANK ASA	)

SIGNED by	)
for and on behalf of	)
ALPHA BANK A.E.	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF	)
GREECE S.A.	)

SIGNED by	)
for and on behalf of	)
PIRAEUS BANK A.E.	)

SWAP BANK

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

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BOOKRUNNER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

MANDATED LEAD ARRANGER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

FACILITY AGENT

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

CO-ARRANGER

SIGNED by	)
for and on behalf of	)
DNB NOR BANK ASA	)

Witness to all the above	)
Signatures:	)

Name:

Address: